SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.                )
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CABOT CORPORATION

(Name of Registrant as Specified In Its Charter)
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January 27, 2006
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation, which will be held on Thursday, March 9, 2006 at 4:00 p.m. in the Amphitheater of the World Trade Center, 200 Seaport Boulevard, Boston, Massachusetts.
      If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card (or voter instruction form if your shares are held through a broker or bank) are enclosed along with a copy of our Annual Report on Form 10-K. If you received your annual meeting materials by e-mail, the e-mail contains voting instructions and links to the proxy statement and Annual Report on the Internet.
      You will find information regarding the matters to be voted on at the meeting in the attached proxy statement. Following the formal portion of the meeting, there will be a report on Cabot’s operations during 2005 followed by a question and answer period.
      Whether or not you plan to attend the annual meeting, it is important that your shares be represented. You may vote by mailing a completed proxy card or, if your proxy card or voter instruction form so indicates, by phone or the Internet.
      We look forward to seeing you at the meeting.

Sincerely,

Kennett F. Burnes Chairman of the Board, President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
to be held on March 9, 2006
      The 2006 Annual Meeting of Stockholders of Cabot Corporation (“Cabot” or the “Company”) will be held on Thursday, March 9, 2006 at 4:00 p.m., local time, in the Amphitheater of the World Trade Center, 200 Seaport Boulevard, Boston, Massachusetts, for the following purposes:

1.	To elect four directors to the class of directors whose terms expire in 2009;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Cabot’s independent registered public accounting firm for the fiscal year ending September 30, 2006;

3.	To approve Cabot’s 2006 Long-Term Incentive Plan;

4.	To approve Cabot’s Non-Employee Directors’ Stock Compensation Plan; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
      You may vote if you were a stockholder of record at the close of business on January 17, 2006. To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote (1) via the Internet, (2) by phone or (3) by mail.
      You may still vote in person if you attend the annual meeting. For further details about voting, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of this proxy statement.
      This notice and proxy statement are first being sent to stockholders on or about February 1, 2006. Cabot’s Annual Report on Form 10-K is being sent with this notice and proxy statement.
By order of the Board of Directors,
Jane A. Bell
Secretary
Two Seaport Lane
Boston, Massachusetts
January 27, 2006

Cabot Corporation
Two Seaport Lane, Suite 1300
Boston, Massachusetts 02210-2019
Proxy Statement
About the Annual Meeting

Who is soliciting my vote?
      The Board of Directors of Cabot Corporation is soliciting your vote at the 2006 Annual Meeting of Stockholders.

What am I voting on?
      You are voting on:

•	Proposal 1: Election of directors (see page 9);

•	Proposal 2: Ratification of appointment of PricewaterhouseCoopers LLP as Cabot’s independent registered public accounting firm for fiscal year 2006 (see page 18);

•	Proposal 3: Approval of Cabot’s 2006 Long-Term Incentive Plan (see page 34);

•	Proposal 4: Approval of Cabot’s Non-Employee Directors’ Stock Compensation Plan (see page 40);

•	Any other business properly coming before the meeting.

How does the Board recommend that I vote my shares?
      The Board’s recommendation can be found with the description of each item in this proxy statement. In summary, the Board recommends a vote FOR each of the four proposals identified above. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

Who is entitled to vote?
      Only stockholders of record at the close of business on January 17, 2006 will be entitled to vote at the annual meeting. As of that date, we had outstanding 63,022,725 shares of common stock, par value $1.00 per share, and 42,288 shares of Series B ESOP convertible preferred stock, par value $1.00 per share. Each share of common stock is entitled to one vote and each share of convertible preferred stock is entitled to 146.3782 votes. The common stock and convertible preferred stock vote together as a single class. There is no cumulative voting.
      State Street Bank and Trust Company, the trustee of the convertible preferred stock portion of the Cabot Corporation Retirement Savings Plan is the record owner of all of the shares of convertible preferred stock. The Vanguard Fiduciary Trust Company, the trustee of the common stock portion of the Retirement Savings Plan, is the record owner of all of the shares of common stock held by the Retirement Savings Plan. Each trustee is entitled to vote such shares in accordance with instructions from participants in, and the terms of, the Retirement Savings Plan.

How many votes must be present to hold the meeting?
      Your shares are counted as present at the annual meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of the voting power of our outstanding shares of common stock and convertible preferred stock as of January 17, 2006, considered as a single class, must be present in person or by proxy at the meeting. This is referred to as a quorum. Shares that reflect votes withheld for director nominees or abstentions on other matters will be counted for the purpose of determining whether a quorum exists. Broker non-votes also will be counted to determine whether a quorum exists. A “broker non-vote” occurs when a broker holding shares for a beneficial owner of Cabot’s common stock does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received specific voting instructions from the beneficial owner. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the approval of Cabot’s 2006 Long-Term Incentive Plan and Non-Employee Directors’ Stock Compensation Plan, but may vote their clients’ shares on the election of directors and the ratification of PricewaterhouseCoopers LLP as Cabot’s independent registered public accounting firm.

How are votes counted? How many votes are needed to approve each of the proposals?
      In the election of directors, you may vote “FOR” all the director nominees or your vote may be “WITHHELD” with respect to one or more nominees. The affirmative vote of a plurality of shares represented, in person or by proxy, at the annual meeting is required to elect directors. “Plurality” means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the annual meeting. Therefore, any shares represented at the annual meeting but not voted for any reason do not affect the election of directors.
      For any other proposal, you may vote “FOR”, “AGAINST”, or “ABSTAIN.” The affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting is required to approve Proposal 2 to ratify the appointment of Cabot’s registered public accounting firm. The affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting is required to approve Proposal 3 to adopt the 2006 Long-Term Incentive Plan and Proposal 4 to adopt the Non-Employee Directors’ Stock Compensation Plan, provided that the number of votes cast constitutes more than fifty percent of the shares entitled to vote on those proposals (the “minimum votes cast”). With respect to attaining the minimum votes cast for Proposals 3 and 4, abstentions are counted, but broker non-votes are not. With respect to approving Proposals 3 and 4, broker non-votes, if applicable, will not be counted and will have no effect on these proposals except in determining whether the necessary minimum votes have been cast. Abstentions, however, are counted in determining whether the stockholders have approved these proposals and, therefore, have the effect of a vote against these proposals.

How do I vote?
      You can vote either in person at the meeting or by proxy without attending the meeting. Most stockholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail. If you have received your annual meeting materials by mail, please follow the voting instructions on your proxy card. If you have received your annual meeting materials electronically, please follow the voting instructions that were e-mailed to you.
      If you hold your Cabot stock in a brokerage account (that is, in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your voter instruction form carefully.
      Even if you plan to attend the annual meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the meeting, and you hold your Cabot stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

How do I vote if I hold my stock through Cabot’s employee benefit plans?
      If you hold your stock through a Cabot employee benefit plan or the employee benefit plan of a former subsidiary of Cabot, you have the right to instruct the trustees of the plan or plans in which you participate how to vote your shares. You can vote your shares by following the instructions on the enclosed proxy card. The trustees of each plan will have the voting instructions of each participant in the plans tabulated and will vote the shares of the participants by submitting a final proxy card representing each plan’s shares for inclusion in the tally at the annual meeting.

      If you hold shares in the Retirement Savings Plan, your vote also tells the plan’s trustees how to vote (i) those shares for which no instructions are received from other plan participants and (ii) those shares that have not yet been allocated to participants’ accounts. Similarly, if you hold shares in the Cabot Canada Ltd. Employees’ Stock Purchase Plan, your vote tells the trustee of that plan how to vote those shares for which no instructions are received from other plan participants.
      In order to be counted, you must vote the shares you hold through a Cabot employee benefit plan by returning your completed and signed proxy card to the Company’s transfer agent by March 6, 2006 or by voting over the telephone or the Internet by midnight on March 6, 2006.
      If you hold shares through the Retirement Savings Plan or the Cabot Canada Ltd. Employees’ Stock Purchase Plan and do not vote, the plan trustees will vote your shares (along with all other shares in the plan for which votes are not cast) in the same proportion as those shares for which directions are received from other participants in the plan.

Can I change or revoke my vote?
      Yes. You can change or revoke your vote at any time before the polls close at the annual meeting (or before midnight on March 6, 2006 for shares held through Cabot employee benefit plans). You can do this by (1) submitting a timely later-dated vote in person at the annual meeting, via the Internet, by telephone or by mail, or (2) delivering instructions to our Corporate Secretary prior to the annual meeting. To change your vote via the Internet or by phone, you must do so prior to 11:59 p.m. Eastern Standard Time on March 8, 2006. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Who counts the votes?
      We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by ballot, telephone and the Internet. A representative of Computershare and an Assistant Corporate Secretary of Cabot will act as Inspectors of Election.

What if I return my proxy card but don’t vote for some of the matters listed on my proxy card?
      If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” all of the proposals for which you did not indicate a vote.

Could other matters be decided at the annual meeting?
      We are not aware of any other matters that will be considered at the annual meeting. If any other matters arise, the persons named in your proxy will vote in accordance with their best judgment.

Who can attend the meeting?
      The annual meeting is open to all Cabot stockholders. When you arrive at The World Trade Center, signs will direct you to the meeting room. You need not attend the annual meeting to vote.

How can I access Cabot’s proxy materials and annual report electronically?
      This proxy statement and our 2005 Annual Report on Form 10-K are available on our website at www.cabot-corp.com. If you received your annual meeting materials by mail, we encourage you to help conserve natural resources, reduce our printing and mailing costs and reduce the amount of mail you receive by signing up to receive your stockholder communications by e-mail. With electronic delivery, you will be notified by e-mail as soon as the Annual Report on Form 10-K and proxy statement are available on the Internet, and you can easily submit your stockholder votes online. If you are a registered holder (you hold your Cabot shares in your own name through our transfer agent, Computershare Trust Company, N.A., or you have stock certificates), visit www.econsent.com/cbt to enroll.

      If you hold your Cabot stock through a bank or broker, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.
      Your electronic delivery enrollment will be effective until you cancel it. If you later change your mind and would like to receive paper copies of our proxy statements and annual reports, please revisit Computershare’s website www.econsent.com/cbt to change your delivery preference or call them at 1-800-730-4001 in the U.S. or at 1-781-575-3170 outside the U.S.
Information on the Board of Directors and its Committees

Board of Directors
      Cabot’s Board of Directors currently has thirteen members and is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. The Board of Directors met six times in fiscal year 2005. Each director attended at least 85% of the Board meetings and the meetings of the Committees on which he or she served.
      Cabot’s Board of Directors has five standing Committees: Audit, Compensation, Executive, Governance and Nominating, and Safety, Health and Environmental Affairs (the “SH&E Committee”). The Board of Directors has adopted a written charter for each of the Committees (other than the Executive Committee), copies of which are posted on Cabot’s website (www.cabot-corp.com) under the heading “About Cabot — Governance.” Printed copies of these charters may be obtained, without charge, by writing to the Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210. The Audit, Compensation, and Governance and Nominating Committees presently are composed entirely of independent directors and the SH&E Committee presently is composed entirely of non-management directors. The Executive Committee presently is composed of Mr. Burnes, who is an employee director, and two independent directors.

Audit Committee
      The Audit Committee assists the Board of Directors in its oversight of (i) the integrity of Cabot’s financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of our internal audit function. The Audit Committee, among other functions:

•	Has the sole authority to appoint, retain, terminate and determine the compensation of our independent auditor.

•	Monitors the qualifications, independence and performance of our independent auditors and approves professional services provided by them.

•	Reviews with our independent auditors the scope and results of the audit engagement.

•	Reviews the activities and recommendations of our internal auditors.

•	Discusses Cabot’s annual audited financial statements and quarterly financial statements with management and Cabot’s independent auditors, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Reviews Cabot’s accounting policies, and risk assessment and management policies, control systems and compliance activities.
      The members of the Audit Committee are John F. O’Brien (Chair), Arthur L. Goldstein, Gautam S. Kaji and Lydia W. Thomas. The specific responsibilities and functions of the Audit Committee are identified in the Committee’s charter. The Audit Committee met thirteen times during the 2005 fiscal year. The Report of the Audit Committee is included in this proxy statement on page 17.

Compensation Committee
      The primary responsibilities of the Compensation Committee are to:

•	Approve the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the CEO’s performance and approve the CEO’s salary and incentive compensation.

•	Establish policies applicable to the compensation, severance and other remuneration of Cabot employees who are designated as senior management, review and approve performance measures and goals under incentive compensation plans applicable to such employees, and approve their salaries, annual short-term and long-term incentive awards, any severance payments and any other remuneration.

•	Review the aggregate amount of bonuses to be paid to participants in Cabot’s annual short-term incentive plan.

•	Administer Cabot’s incentive compensation plans, equity-based plans and supplemental benefits arrangements, which includes approving the aggregate number of stock awards granted under Cabot’s long-term incentive program.
      The specific responsibilities and functions of the Compensation Committee are identified in the Committee’s charter. The members of the Compensation Committee are John S. Clarkeson (Chair), John H. McArthur, Henry F. McCance, Ronaldo H. Schmitz and Mark S. Wrighton. The Compensation Committee met six times during the 2005 fiscal year.

Executive Committee
      The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board of Directors’ meetings. Actions taken by the Executive Committee are regularly reported to the Board at its next meeting. The members of the Executive Committee are John S. Clarkeson (Chair), John H. McArthur and Kennett F. Burnes. The Executive Committee held no meetings during fiscal year 2005, but took action by written consent one time.

Governance and Nominating Committee
      The Governance and Nominating Committee is charged primarily with:

•	Developing and recommending to the Board corporate governance policies and procedures.

•	Identifying individuals qualified to become directors of Cabot.

•	Recommending director candidates to the Board to fill vacancies and to stand for election at the annual meeting of stockholders.

•	Recommending committee assignments.

•	Leading the annual review of the Board’s performance.

•	Recommending compensation and benefit policies for Cabot’s directors.
      The specific responsibilities and functions of the Governance and Nominating Committee are identified in its charter. The members of the Governance and Nominating Committee are John H. McArthur (Chair), John S. Clarkeson, Arthur L. Goldstein and John F. O’Brien. The Governance and Nominating Committee met four times during the 2005 fiscal year.

SH&E Committee
      The SH&E Committee reviews all aspects of Cabot’s safety, health and environmental management programs and performance. In particular, the Committee reviews the following:

•	Cabot’s environmental reserve, and risk assessment and management processes.

•	Environmental and safety audit reports, performance metrics, performance as benchmarked against industry peer groups, assessed fines or penalties, site security and safety issues.

•	Safety, health and environmental training initiatives.

•	Cabot’s safety, health and environmental budget and capital expenditures.
      The Committee consults with Cabot’s internal and outside safety, health and environmental advisors regarding these programs. The members of the SH&E Committee are Lydia W. Thomas (Chair), John S. Clarkeson, Juan Enriquez-Cabot, Gautam S. Kaji, Roderick C.G. MacLeod, Ronaldo H. Schmitz and Mark S. Wrighton. The SH&E Committee met three times during the 2005 fiscal year.

Board Compensation
      In 2005, our director compensation arrangements were as follows:

•	An annual cash retainer of $20,000, payable quarterly in equal installments of $5,000.

•	A per meeting fee of $1,700 for attending each Board meeting and each Committee meeting of which he or she is a member.

•	An annual fee of $10,000, payable quarterly in equal installments, for serving as chair of the Audit Committee.

•	An annual fee of $4,000, payable quarterly in equal installments, for serving as chair of the Compensation, SH&E or Governance and Nominating Committees.
      Historically, the standard compensation arrangements for non-employee directors also have included an annual grant of shares of Cabot common stock issued under Cabot’s Non-Employee Directors’ Stock Compensation Plan, which was approved by stockholders in 1992. Cabot was not able to issue stock pursuant to this plan in 2005. Accordingly, all non-employee directors, other than Messrs. Enriquez-Cabot and McCance, received a cash payment of $65,000. Messrs. Enriquez-Cabot and McCance, who were elected as directors in March 2005, received a pro-rated cash payment of $32,500.
      The form and amount of compensation paid to Cabot’s non-employee directors is reviewed from time to time by the Governance and Nominating Committee of Cabot’s Board of Directors (the “Governance Committee”). In considering the various components of the non-employee directors’ cash compensation, the Governance Committee recommended to the Board that it eliminate Board and Committee per meeting fees. The Governance Committee recommended that director cash compensation instead consist of (i) separate annual cash retainers for serving on the Board and on each Committee on which a director serves and (ii) an annual cash retainer for serving as a Committee chair or as lead director. On January 13, 2006, upon the recommendation of the Governance Committee, Cabot’s Board of Directors approved the cash compensation package set forth below for non-management directors, effective as of January 1, 2006:

•	An annual retainer of $31,000 for each non-employee director.

•	An annual retainer of $21,000 for serving on the Audit Committee.

•	An annual retainer of $7,000 for serving on each of the Compensation, SH&E, or Governance Committees.

•	An annual retainer of $30,000 for serving as lead director.

•	An annual retainer of $40,000 for serving as Chair of the Audit Committee.

•	An annual retainer of $10,000 for serving as Chair of the Compensation, SH&E, or Governance Committees.
      Upon the recommendation of the Governance Committee, the Board of Directors also approved, subject to stockholder approval, a new Non-Employee Directors’ Stock Compensation Plan (the “Directors’ Plan”). If the Directors’ Plan is approved by the stockholders, in calendar year 2006 each of Cabot’s non-employee directors will receive a grant of 2,500 shares of Cabot common stock in addition to his or her cash compensation for the year. Cabot believes that it is desirable for directors to have an equity interest in the Company and encourages all directors to own a reasonable amount of Cabot stock. Accordingly, to align director and stockholder interests and to enhance a director’s long-term perspective, Cabot’s Corporate Governance Guidelines require non-employee directors to have equity ownership in the Company in the range of three times their annual cash retainers. It is expected that this ownership interest will generally be achieved within a three-to-five year period beginning when a director is first elected to the Board. In addition, where equity-based compensation is a component of compensation, each non-employee director is required to retain the shares granted in any given year for a period of three years from the date of issuance or until the directors’ earlier retirement.
      Cabot’s Corporate Governance Guidelines also state that Cabot will not provide retirement or other benefits or perquisites to non-employee directors. Directors, however, are reimbursed for travel expenses incurred for attending Board and Committee meetings and are covered by Cabot’s travel accident insurance policy for such travel.
      Under the Cabot Corporation Deferred Compensation Plan, directors can elect to defer receipt of their cash retainer and Board and Committee meeting fees for a period of at least three years or until they leave the Board of Directors. In any year, these deferred amounts are, at the director’s choice, either (i) credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable year or (ii) treated as invested in phantom stock units, based on the market price of shares of Cabot common stock at the time of deferral (with phantom dividends being accrued and treated as if reinvested in phantom stock units). Messrs. Clarkeson and Enriquez-Cabot elected to defer receipt of their calendar year 2005 compensation and treat the deferred amounts as invested in phantom stock units. Dr. Wrighton elected to defer receipt of his calendar year 2005 compensation with interest credited at a rate equal to the Moody’s Corporate Bond Rate. In 2003, Cabot’s Non-Employee Directors’ Stock Compensation Plan was amended to permit the directors to defer receipt of their annual stock grants under that plan until retirement from the Board or other termination of service, at which time the shares would be issued to the director either in one issuance or in installments over a period of up to ten years. Dividends that would otherwise be payable on deferred shares accrue in a memorandum account and are credited with interest at a rate equal to the Moody’s Corporate Bond Rate. Mr. Clarkeson and Dr. Schmitz participate in the deferral plan with respect to their stock compensation. However, as noted above, no stock compensation was granted to directors in 2005. If the proposed Non-Employee Directors’ Stock Compensation Plan is adopted by the stockholders at the annual meeting, new stock deferral arrangements will be adopted by the Board of Directors.

      The following table sets forth the compensation earned by each non-employee director in fiscal 2005:

	Board and
	Committee Chair
	Retainers($)		Meeting Fees ($)
					Additional Cash	Total
Director	Paid	Deferred	Paid	Deferred	Payment($)	Compensation($)

John S. Clarkeson		24,000		27,200	65,000	116,200
Juan Enriquez-Cabot		15,000		10,200	32,500	57,700
Arthur L. Goldstein	20,000		39,100		65,000	124,100
Gautam S. Kaji	20,000		37,400		65,000	122,400
Roderick C.G. MacLeod	20,000		25,500		65,000	110,500
John H. McArthur	24,000		27,200		65,000	116,200
Henry F. McCance	15,000		11,900		32,500	59,400
John F. O’Brien	30,000		39,100		65,000	134,100
Ronaldo H. Schmitz	20,000		25,500		65,000	110,500
Lydia W. Thomas	24,000		37,400		65,000	126,400
Mark S. Wrighton		20,000		25,500	65,000	110,500
      For calendar year 2005, the following amounts were credited to the directors under their deferral arrangements:

	Amounts Credited on	Amounts Credited on
	Deferred Fees($)	Deferred Dividends($)

John S. Clarkeson	—	32.74
Juan Enriquez-Cabot	—	—
Ronaldo H. Schmitz	—	32.74
Mark S. Wrighton	21,695.34	—

Board Retirement Policy
      The Board of Directors has a retirement policy for non-employee directors that requires each director who is not a Cabot employee to submit his or her resignation to the Chairman of the Board prior to, and effective at, the annual meeting of stockholders next following the calendar year of such director’s seventy-second birthday. The Board of Directors also has a retirement policy for employee directors that requires each employee director to submit his or her resignation to the Chairman of the Board or, in the case of the Chairman of the Board, to the Board of Directors, (i) prior to and, if accepted, effective at the annual meeting of stockholders following the calendar year of such director’s sixty-fifth birthday, or (ii) if the director ceases to be an employee of Cabot prior to such annual meeting, no later than the date of and, if accepted, effective upon the termination of such director’s employment with Cabot. Each resignation submitted pursuant to this policy is required to specifically state that the resignation is to be effective only upon acceptance by the Board of Directors. In each case, the Governance Committee will consider the resignation and make a recommendation to the Board. If a resignation submitted pursuant to this policy is not accepted, the employee director is thereafter required to submit his or her resignation annually to the Board of Directors for consideration.

Proposal 1 — Election of Directors

Introduction
      Four directors are proposed to be elected at the annual meeting. Cabot’s Board of Directors is divided into three classes serving staggered terms. The terms of Dirk L. Blevi, John F. O’Brien, Lydia W. Thomas and Mark S. Wrighton expire this year and Cabot’s Board of Directors has nominated each of them for a three-year term that will expire at the annual meeting in 2009. We expect that all of the nominees will be available for election but, if any of the nominees is not so available at the time of the annual meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than four nominees.

Vote Required
      Directors are elected by a plurality of votes properly cast at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes” votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, although they will be counted when determining whether there is a quorum.

Recommendation
      The Board of Directors recommends that you vote “FOR” the election of its four nominees.

Certain Information Regarding Directors
      Set forth below is the principal occupation and other information about the nominees and the directors whose terms of office will continue after the annual meeting based on information furnished to us by each nominee and director as of December 30, 2005 (unless otherwise indicated).

Dirk L. Blevi (Nominee for Election)
Age: 57
Position: Executive Vice President; General Manager, European region
Committee Memberships: None
Director since: September 2004
Term of Office Expires: 2006
Business Experience:
Cabot Corporation:
  Executive Vice President — September 2004 to present
  Vice President — February 1994 to September 2004
  General Manager, European region — 2000 to present
  General Manager, plastics business group — 1993 to 2000
  Various positions in plastics business group — 1975 to 1993

Directorships:
None.

Kennett F. Burnes
Age: 62
Position: Chairman, President and Chief Executive Officer
Committee Membership: Executive
Director since: 1992
Term of Office Expires: 2007
Business Experience:
Cabot Corporation:
  Chairman and Chief Executive Officer — 2001 to present
  President — 1995 to present
  Chief Operating Officer — 1996 to 2001
  Executive Vice President — 1988 to 1995

Directorships:
State Street Corporation*
State Street Bank and Trust Company

John S. Clarkeson, Lead Director
Age: 63
Committee Memberships: Compensation (Chair), Executive (Chair), Governance and Nominating and SH&E
Director since: 1998
Term of Office Expires: 2007
Business Experience:
The Boston Consulting Group, Inc. (management consulting):
  Co-Chairman of the Board — January 2004 to present
  Chairman of the Board — 1998 to December 2003
  Chief Executive Officer and President — 1986 to 1997

Directorships:
The Boston Consulting Group, Inc.

Juan Enriquez-Cabot
Age: 46
Committee Memberships: SH&E
Director since: 2005
Term of Office Expires: 2008
Business Experience:
Biotechonomy (life sciences research and investment firm):
  Chairman of the Board and Chief Executive Officer — 2003 to present
Harvard Business School, Life Science Project:
  Director — 2001 to 2003
Harvard University:
David Rockefeller Center Researcher — 1997 to 2001

Directorships:
J. Craig Venter Institute
The Institute for Genomic Research

Arthur L. Goldstein
Age: 70
Committee Memberships: Audit and Governance and Nominating
Director since: 1995
Term of Office Expires: 2008
Business Experience:
Ionics, Incorporated (water purification):
  Chairman of the Board — 1990 to May 2004
  President and Chief Executive Officer — 1971 to 2003

Directorships:
State Street Corporation*
State Street Bank and Trust Company

* Indicates a company with a class of securities registered pursuant to the Securities Exchange Act of 1934.

Gautam S. Kaji
Age: 64
Committee Memberships: Audit and SH&E
Director since: 1998
Term of Office Expires: 2008
Business Experience:
Centennial Group, Inc. (strategic advisory firm):
  Founder and Chairman of the Board — 1998 to present
World Bank:
  Managing Director of Operations and Chairman of Loan Committee,
    World Bank Group in Asia and Africa — 1994 to 1997 (retired)
  Regional Vice President, East Asia and Pacific World Bank — 1991 to 1994
  Various other positions from 1968

Directorships:
Infrastructure Development Finance Co.
LEWA (USA) Inc.
The Nature Conservancy — Asia Council Member

Roderick C.G. MacLeod
Age: 55
Committee Memberships: SH&E
Director since: 1998
Term of Office Expires: 2007
Business Experience:
St. Martins Finance Ltd (private equity investment company):
  Co-founder and Principal — 1985 to 2005
Waverley Investments Ltd. (private equity investment company):
  Co-founder and Principal — 1999 to present

Directorships:
BNB Recruitment Solutions plc
E.I.E.C. S.A.
Oxford Virtual Markets Ltd.

John H. McArthur
Age: 71
Committee Memberships: Compensation, Executive, and Governance and Nominating (Chair)
Director since: 1990
Term of Office Expires: 2008
Business Experience:
World Bank:
  Senior Advisor to the President, World Bank Group — 1995 to May 2005
Harvard University:
  Dean of Graduate School of Business Administration — 1980 to 1995

Directorships:
The AES Corporation*
BCE Inc.*
Bell Canada
HCA Incorporated*
Koç Holdings A.S.
Reuters Founders Share Company Ltd. (Trustee)

* Indicates a company with a class of securities registered pursuant to the Securities Exchange Act of 1934.

Henry F. McCance
Age: 63
Committee Memberships: Compensation
Director since: 2005
Term of Office Expires: 2008
Business Experience:
Greylock Management Corporation (private venture capital firm):
  Chairman of the Board — 1997 to present
  President — 1990 to present

Directorships:
Praecis Pharmaceuticals Incorporated*

John F. O’Brien (Nominee for Election)
Age: 62
Committee Memberships: Audit (Chair) and Governance and Nominating
Director since: 1990
Term of Office Expires: 2006
Business Experience:
Allmerica Financial Corporation (holding company):
  President and Chief Executive Officer — 1995 to 2002 (retired)
First Allmerica Financial Life Insurance Company:
  President and Chief Executive Officer — 1989 to 2002
Allmerica Investment Trust (investment company):
  Chairman of the Board — 1989 to 2002
Allmerica Securities Trust (investment company):
  Chairman of the Board — 1989 to 2002

Directorships:
ABIOMED, Inc.*
LKQ Corporation*
Cluster A Family of Merrill Lynch Mutual Funds*
The TJX Companies, Inc.*

Ronaldo H. Schmitz
Age: 67
Committee Memberships: Compensation and SH&E
Director since: 2001
Term of Office Expires: 2007
Business Experience:
Deutsche Bank AG (banking):
  Former Executive Director Deutsche Bank Group
  Member of the Group Board — 1991 to 2000 (retired)
  Executive Vice President — 1990
BASF AG:
  Member of the Board of Managing Directors — 1980 to 1990

Directorships:
GlaxoSmithKline plc*
Legal & General Group plc*
Rohm and Haas Company*

*	Indicates a company with a class of securities registered pursuant to the Securities Exchange Act of 1934.

Lydia W. Thomas (Nominee for Election)
Age: 61
Committee Memberships: Audit and SH&E (Chair)
Director since: 1994
Term of Office Expires: 2006
Business Experience:
Mitretek Systems, Inc. (research and development for public interest):
  President and Chief Executive Officer — 1996 to present
  Senior Vice President and General Manager — 1996
The MITRE Corporation, Center for Environment, Resources and Space:
  Senior Vice President and General Manager — 1992 to 1996
  Vice President — 1989 to 1992
  Technical Director — 1982 to 1989

Directorships:
Charles Stark Draper Laboratory Inc.
Northern Virginia Technology Council
United States Energy Association

Mark S. Wrighton (Nominee for Election)
Age: 56
Committee Memberships: Compensation and SH&E
Director since: 1997
Term of Office Expires: 2006
Business Experience:
Washington University in St. Louis:
  Chancellor and Professor of Chemistry — 1995 to present
Massachusetts Institute of Technology:
  Provost — 1990 to 1995
  Head of Department of Chemistry — 1987 to 1990

Directorships:
A.G. Edwards, Inc.*
Brooks Automation*

*	Indicates a company with a class of securities registered pursuant to the Securities Exchange Act of 1934.
Corporate Governance Matters

Corporate Governance Guidelines
      The Board of Directors has adopted Corporate Governance Guidelines for the Company, which address the following matters, among others: director qualifications, Board Committees, director retirement, director compensation, Board performance evaluations, the conduct of Board and Committee meetings, access to senior management, CEO evaluation and succession planning. The Corporate Governance Guidelines are posted on our website (www.cabot-corp.com) under the heading “About Cabot — Governance.” Printed copies of Cabot’s Corporate Governance Guidelines may be obtained, without charge, by writing to the Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210.

Director Independence
      Cabot’s Board of Directors, upon the recommendation of its Governance and Nominating Committee (the “Governance Committee”), has determined that all of Cabot’s non-management directors except for Roderick C.G. MacLeod are “independent” under the Board’s director independence standards and under the NYSE corporate governance rules. The Governance Committee annually reviews the independence of all directors and reports its finding to the full Board. To assist in this review, the Board has adopted director independence guidelines, which are set forth in Appendix A to this proxy statement. In the event a director has a relationship that is not addressed by the independence guidelines, the Governance Committee evaluates the relevant facts and circumstances of the relationship and makes a recommendation to the full Board of Directors about whether the relationship constitutes a material relationship with Cabot.

      After examining all relationships between the directors and Cabot, the Board concluded that all of the directors except for Mr. MacLeod either had no relationship or an immaterial relationship with Cabot. Mr. MacLeod is not considered independent because his son, while precluded from working on Cabot matters, is a trainee with Cabot’s auditor in the firm’s audit practice. With respect to Mark S. Wrighton, Chancellor of Washington University, the Board noted that during fiscal year 2005 the Cabot Corporation Foundation agreed to make a $60,000 contribution in each of fiscal years 2006 and 2007 to support a scholar in an MBA program in Washington University’s McDonnell International Scholars Academy. To qualify for the McDonnell International Scholars Academy, the candidate will have earned an undergraduate degree from a partner research university in Asia and will be a candidate for a graduate or professional degree in any program in Washington University. While Cabot may indicate to Washington University its candidate preference, Washington University will select the scholar. It is expected, however, that the scholar will be pursuing an advanced degree in a program of interest to Cabot, such as management, chemical engineering, chemistry, materials science or environmental engineering, and the scholar will have an opportunity to spend time at Cabot facilities in the United States. Through its association with Washington University as a founding partner in the development of the McDonnell International Scholars Academy, Cabot will benefit by having access to people at the partner research universities and exposure at various times to a talented group of students at the Academy, which may create hiring opportunities for Cabot. The Board determined that the contribution to Washington University will not impair Dr. Wrighton’s ability to exercise independent judgment as a director of Cabot. The amount contributed by Cabot will be less than 0.1% of the total contributions made to Washington University during the 2005 fiscal year.
      The directors also noted that in fiscal 2000, the Cabot Corporation Foundation pledged $250,000 to Massachusetts General Hospital, which was paid in five installments in fiscal years 2000 through 2004. Messrs. Clarkeson, Goldstein and O’Brien are trustees or members of various boards within the Massachusetts General Hospital organization. The contribution was not solicited by any of these directors and the final payment of $50,000 was made over a year ago. The Board determined that the Foundation’s earlier contribution to Massachusetts General Hospital does not impair the ability of Messrs. Clarkeson, Goldstein or O’Brien to exercise independent judgment as directors of Cabot.

Lead Director
      Cabot’s Corporate Governance Guidelines provide for the designation of an independent director to serve as lead director when the Chairman of the Board is not an independent director. The lead director sets the agenda for executive sessions of non-management directors and presides at such meetings. The lead director communicates with the Chairman of the Board to provide feedback and also to implement the decisions and recommendations of the non-management directors. In March 2005, Cabot’s independent directors selected John S. Clarkeson as lead director.

Director Attendance at Annual Meeting
      Recognizing that director attendance at the annual meeting can provide our stockholders with an opportunity to communicate with Board members about issues affecting Cabot, we actively encourage our directors to attend the annual meeting of stockholders. In 2005, all of Cabot’s directors attended the annual meeting except Mr. Clarkeson who was not able to attend because of illness.
Code of Business Conduct and Ethics
       Cabot has adopted Global Ethics and Compliance Standards, a code of ethics that applies to all of our employees and directors, including the Chief Executive Officer, the Chief Financial Officer, the Controller and other senior financial officers. The Global Ethics and Compliance Standards are posted on our website (www.cabot-corp.com) under the caption “About Cabot — Governance” and printed copies may be obtained, without charge, by writing to the Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210.

Communications with the Board
       Shareholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the lead director by calling 1-800-853-7602; by submitting a form on our website that is located under the caption “About Cabot — Governance — Contact Cabot’s Board of Directors”; or by writing to Cabot Corporation Board of Directors, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 1300, Charlotte, North Carolina 28277.
      Anyone who has a complaint or concern regarding the Company’s accounting, internal accounting controls or auditing matters may communicate that concern to the Chair of the Audit Committee by calling 1-800-853-7602; by submitting a form on our website that is located under the caption “About Cabot — Governance — Contact Cabot’s Board of Directors”; or by writing to Cabot Corporation Board Audit Committee, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 1300, Charlotte, North Carolina 28277. All communications to the Board of Directors or the Audit Committee will also be sent to Cabot’s Office of Compliance.
Governance and Nominating Committee Processes for Director Nominations
       The Governance Committee identifies potential candidates for election to the Board of Directors; reviews their skills, characteristics and experience; and recommends nominees for director to the full Board for approval.
      The Governance Committee believes that potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board of Directors and the evolving needs of our businesses. It is the Board’s policy that at all times at least a majority of its members meet the standards of independence promulgated by the NYSE and the SEC and as set forth in Cabot’s Corporate Governance Guidelines. It is also the Board’s policy that the Board as a whole reflects a range of talents, skills, diversity and expertise, particularly in the areas of (i) accounting and finance, (ii) management, (iii) strategic planning, (iv) domestic and international markets, (v) corporate governance, and (vi) the specialty chemicals and related industries sufficient to provide sound and prudent guidance with respect to Cabot’s operations and interests.
      In addition, the desired attributes of individual directors are (i) integrity and demonstrated high ethical standards; (ii) sound judgment; (iii) demonstrated leadership; (iv) knowledge, experience and skills in at least one specialty area, such as accounting or finance, corporate management, marketing, manufacturing, technology, information systems, international business or the specialty chemicals industry; (v) compassion; (vi) willingness and ability to work with other members of the Board openly and constructively; (vii) the ability to communicate clearly and persuasively; and (viii) diversity of origin, background, experience and thought. Cabot also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending all Board and applicable Committee meetings. Historically, two Board members have been members of the extended Cabot family because of the family’s historical stock ownership in the Company. These members are Roderick C.G. MacLeod and Juan Enriquez-Cabot.
      Generally, the Governance Committee identifies candidates through the business and other networks of the directors and management. The Committee may also solicit recommendations for director nominees from third party search firms or any other source it deems appropriate. The Governance Committee’s review and evaluation of a candidate generally includes inquiries as to the candidate’s reputation and background, examination of the candidate’s experience and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and any other considerations that the Governance Committee deems appropriate. Candidates recommended by our stockholders are evaluated on the same basis as candidates recommended by our directors, CEO, other executive officers, third party search firms or other sources.

      The Governance Committee will consider director candidates recommended by stockholders in accordance with the procedures set forth in our by-laws. Those procedures require a stockholder to notify the Company’s Secretary in writing at Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210, of a proposed nominee not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. The notice to the Secretary should include the following:

•	the candidate’s name, age and address;

•	the candidate’s principal occupation or employment;

•	the class and number of shares of Cabot stock, if any, owned by the candidate;

•	the name and address of the stockholder as they appear on the Company’s books;

•	the class and number of shares of Cabot stock owned by the stockholder as of the record date for the annual meeting (if this date has been announced) and as of the date of the notice;

•	the dates on which the stockholder acquired Cabot stock and documentary support for his or her beneficial ownership;

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the candidate specified in the notice;

•	a description of all arrangements or understandings between the stockholder and the candidate; and

•	any other information regarding the candidate or stockholder that would be required to be included in a proxy statement relating to the election of directors.

Audit Committee Report
       The Audit Committee of the Board of Directors is comprised of four non-employee directors. The Board has determined that all of the members of the Audit Committee satisfy the requirements of the NYSE as to independence, financial literacy and expertise. In addition, the Board has determined that all members of the Committee are audit committee financial experts as defined by SEC rules. The responsibilities of the Audit Committee are set forth in its written charter and described above under the heading “Information on the Board of Directors and its Committees — Audit Committee.” One of its primary responsibilities is to assist the Board in its oversight of the integrity of Cabot’s financial statements. The following report summarizes certain of the Committee’s activities in this regard during fiscal year 2005.

Review of Audited Financial Statements with Management
      The Audit Committee reviewed and discussed with management Cabot’s audited consolidated financial statements for the year ended September 30, 2005.

Review of Financial Statements and Other Matters with Independent Accountant
      The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. The Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and discussed with that firm its independence from Cabot.

Recommendation that Financial Statements be Included in Annual Report
      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cabot’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for filing with the Securities and Exchange Commission.
January 27, 2006
John F. O’Brien (Chair)
Arthur L. Goldstein
Gautam S. Kaji
Lydia W. Thomas
Independent Public Accountant Fees and Services
       For the fiscal years ended September 30, 2004 and 2005, PricewaterhouseCoopers LLP (“PwC”) billed us the amounts set forth below for professional services rendered in connection with audit, audit-related, tax and other professional services.

Services Rendered	Fiscal 2005	Fiscal 2004

Audit Fees	$6,029,500	$2,607,000
Audit-Related Fees	$227,500	$398,000
Tax Fees	$207,000	$826,000
All Other Fees	$0	$0
      The audit services include professional services for the audit of Cabot’s consolidated financial statements included in the Annual Report on Form 10-K (including for fiscal 2005 audit and attestation of management’s evaluation of internal control over financial reporting) and review of financial statements included in Cabot’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

      The audit-related services for each of fiscal years 2004 and 2005 consisted primarily of fees for audits of employee pension and other benefit plans, statutory audits of Cabot’s captive insurance company, and technical consultations on financial accounting and reporting matters. The audit-related services for fiscal years 2004 and 2005 also included internal control consultations associated with preparation for Sarbanes-Oxley Section 404.
      For fiscal year 2004, tax services consisted of $422,000 for tax compliance and preparation services and $404,000 for tax advisory services, primarily associated with ongoing tax audits. For fiscal year 2005, tax services consisted of $105,000 for tax compliance and preparation services and $102,000 for tax advisory services, primarily associated with ongoing tax audits.
      The Audit Committee has adopted a policy requiring the pre-approval of audit and non-audit services to be provided by PwC. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that PwC’s independence is not impaired; describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and sets forth pre-approval requirements for all permitted services. In some cases, pre-approval is provided by the full Audit Committee for up to a year and relates to a particular category or group of services and is subject to an authorized amount. In other cases, specific pre-approval is required. To ensure compliance with the policy, the Audit Committee requires PwC to report on actual fees charged for each category of services at least quarterly. The Audit Committee has delegated authority to the Chair of the Committee to pre-approve additional services that need to be approved between scheduled Audit Committee meetings and any such pre-approvals must then be communicated to the full Audit Committee.
      The Audit Committee approved all services provided to Cabot by PwC during the 2005 fiscal year.
Proposal 2 — Ratification of Appointment of PricewaterhouseCoopers LLP
          Introduction
      The Audit Committee of the Board of Directors has reappointed PwC as the independent registered public accounting firm to audit Cabot’s financial statements for the fiscal year beginning October 1, 2005. One or more representatives of PwC are expected to be present at the annual meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from Cabot’s stockholders.
      The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting the appointment of PwC to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of PwC, the Audit Committee may reconsider the appointment and may retain PwC or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment of PwC, the Audit Committee may select another firm if it determines such selection to be in the best interest of Cabot and its stockholders.
          Vote Required
      Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.
          Recommendation
      The Board of Directors recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of PwC as Cabot’s independent registered public accounting firm for fiscal year 2006.

Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More than Five Percent of Common Stock
       The following table shows the amount of Cabot common stock beneficially owned as of December 30, 2005 by each person known by Cabot to own beneficially more than 5% of our outstanding common stock, by each director of Cabot, by each executive officer named in the Summary Compensation Table below, and by all directors, nominees for director and executive officers of Cabot as a group. Unless otherwise indicated, each person has sole investment and voting power over the securities listed in the table.

	Total
	Number of		Percent of
Name	Shares(1)		Class(2)

Holders of More than Five Percent of Common Stock
State Street Bank and Trust Company, acting in various fiduciary capacities
225 Franklin Street
Boston, MA	10,483,200	(3)	15.1%
SPO Advisory Corp.
591 Redwood Highway, Suite 3215
Mill Valley, CA	7,723,100	(4)	11.1%
Franklin Resources, Inc.
(and advisory subsidiaries)
One Franklin Parkway
San Mateo, CA	6,978,587	(5)	10.1%
Barclays Global Investors, N.A.
45 Fremont Street
San Francisco, CA 94105	4,770,697	(6)	6.9%
Directors and Executive Officers
Brian A. Berube	62,867		*
Dirk L. Blevi	87,917	(7)	*
William J. Brady	140,604		*
Kennett F. Burnes	841,670		1.2%
John S. Clarkeson	13,000	(8)	*
Eduardo E. Cordeiro	93,158		*
Juan Enriquez-Cabot	6,762	(9)	*
Arthur L. Goldstein	15,000		*
Gautam S. Kaji	10,200		*
Roderick C.G. MacLeod	48,100		*
John H. McArthur	6,490		*
Henry F. McCance	0		*
John F. O’Brien	23,600		*
Ronaldo H. Schmitz	6,000		*
Lydia W. Thomas	16,400		*
Mark S. Wrighton	14,600		*
Directors and executive officers as a group (19 persons)	1,612,784	(10)	2.3%

*	Less than one percent.

(1)	For Cabot’s executive officers, other than Mr. Blevi, the number includes shares held for their benefit by the trustees of Cabot’s Retirement Savings Plan. The Retirement Savings Plan has two components, a 401(k) plan with a Company matching contribution and an employee stock ownership plan and, therefore, the number includes (a) shares of common stock held for their benefit by The Vanguard Fiduciary Trust Company, the trustee of the common stock portion of the Retirement Savings Plan, representing Company contributions accrued as of December 1, 2005 and (b) shares of common stock issuable upon conversion of Series B ESOP convertible preferred stock held for their benefit by State Street Bank and Trust Company, trustee of the convertible preferred stock portion of the Retirement Savings Plan, accrued as of December 1, 2005. The shares of common stock allocated to the accounts of

Cabot’s executive officers in the Retirement Savings Plan constitute less than 1% of our common stock and the shares of convertible preferred stock allocated to the accounts of Cabot’s executive officers in the Retirement Savings Plan constitute less than 1% of our convertible preferred stock. Mr. Blevi is not a participant in the Retirement Savings Plan.

(2)	The calculation of percentage of ownership of each listed beneficial owner is based on 69,271,510 shares outstanding, which equals the number of shares of common stock issued and outstanding on December 30, 2005 and the number of shares of common stock issuable upon conversion of the convertible preferred stock issued and outstanding on December 30, 2005. As of December 30, 2005, there were issued and outstanding 63,031,872 shares of our common stock and 42,626.83 shares of our convertible preferred stock, which were convertible into 6,239,638 shares of common stock. The common stock and convertible preferred stock vote together as a single class.
(3)	The share information is based on a Schedule 13G/ A filed with the SEC on February 22, 2005 by State Street Bank and Trust Company, acting in various fiduciary capacities (“State Street”), and includes: (i) 825,468 shares with respect to which State Street has sole voting power and 9,657,732 shares with respect to which it has shared voting power; and (ii) 10,483,200 shares with respect to which it has shared dispositive power. Of the shares with respect to which State Street shares voting and dispositive power, in each case 9,657,732 of such shares represent the shares of common stock issuable upon conversion of the convertible preferred stock held by State Street as trustee of the convertible preferred stock portion of the Retirement Savings Plan. State Street has disclaimed beneficial ownership of the shares covered by its Schedule 13G/ A.
(4)	The share information is based on a Schedule 13D/ A filed with the SEC on November 9, 2005 by SPO Advisory Corp. The Schedule 13D/ A reports that SPO Advisory Corp. has (i) sole voting power and sole dispositive power with respect to 7,413,700 shares solely in its capacity as the sole general partner of SPO Advisory Partners, L.P. and (ii) sole voting power and sole dispositive power with respect to 309,400 shares solely in its capacity as the sole general partner of SF Advisory Partners, L.P.
(5)	The share information is based on a Schedule 13G filed with the SEC on February 14, 2005 by Franklin Resources, Inc. (“FRI”) on behalf of itself and Charles B. Johnson (principal shareholder of FRI), Rupert H. Johnson (principal shareholder of FRI) and Franklin Advisers, Inc. (investment adviser), and includes: (i) 5,676,501 shares held by Franklin Advisors, Inc., with respect to which it has sole voting and dispositive power and 5,693,201 shares with respect to which it has sole dispositive power, (ii) 777,436 shares held by Franklin Templeton Portfolio Advisors, Inc., with respect to which it has sole dispositive power; (iii) 500,300 shares held by Franklin Advisory Services, LLC, with respect to which it has sole voting and dispositive power; and (iv) 7,650 shares held by Fiduciary Trust Company International, with respect to which it has sole voting and dispositive power. Each of the four identified entities is an investment advisory subsidiary of FRI.
(6)	The share information is based on a Schedule 13G filed with the SEC on February 14, 2005 by Barclays Global Investors, N.A. (“Barclays”) on behalf of itself and certain affiliated banks, investment advisers and brokers. The Schedule 13G reports that Barclays and its affiliates have sole voting power with respect to 4,152,482 shares and sole dispositive power with respect to 4,770,697 shares as follows: (i) Barclays beneficially owns 3,527,555 shares, with sole voting power for 2,916,871 shares and sole dispositive power for 3,527,555 shares; (ii) Barclays Global Fund Advisors beneficially owns 529,816 shares, with sole voting power for 522,285 shares and sole dispositive power for 529,816 shares; (iii) Barclays Global Investors, Ltd. beneficially owns 705,826 shares, with sole voting and dispositive power for 705,826 shares; and (iv) Palomino Limited beneficially owns 7,500 shares, with sole voting and dispositive power for 7,500 shares.
(7)	Includes 40,000 shares of common stock that Mr. Blevi has the right to acquire upon the exercise of stock options.
(8)	Includes 2,000 shares of stock for which Mr. Clarkeson has shared voting and investment power.
(9)	Includes 2,100 shares for which Mr. Enriquez-Cabot has shared investment power.

(10)	Shares of our common stock shown as being beneficially owned by directors and executive officers as a group include: (i) 27,662 shares held for their benefit by The Vanguard Fiduciary Trust Company, as trustee of the common stock portion of the Savings Plan; and (ii) 47,530 shares (issuable upon conversion of approximately 325 shares of convertible preferred stock) held for their benefit by the State Street Bank and Trust Company, as trustee of the convertible preferred stock portion of the Retirement Savings Plan.

Compensation Committee Report on Executive Compensation
       The Compensation Committee of the Board of Directors of Cabot Corporation is composed of five independent directors. It is responsible for, among other matters, establishing policies and approving performance measures and goals applicable to the compensation of the Company’s senior management, including the Company’s CEO; evaluating the CEO’s performance in light of the goals and objectives set for him; approving the compensation, including short and long-term incentive compensation awards, paid to members of the Company’s senior management; and administering the Company’s incentive compensation plans. The Company’s Human Resources and Law Departments support the Committee in its work. In addition, the Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee. The Committee has directly engaged outside compensation consulting firms to assist the Committee in its review of the compensation for Cabot’s executive officers.

Executive Compensation Philosophy.
      Cabot’s executive compensation programs are designed to attract, motivate and retain executives critical to the Company’s long-term success and the creation of shareholder value. The Company’s executive compensation philosophy is to closely link the compensation of the Company’s executive officers with the achievement of annual and long-term performance goals and to align the long-term interests of such employees with those of the stockholders. Executive compensation is based upon overall Company performance, as well as the performance of specific business units or functions, and an individual’s performance and is designed to motivate the Company’s executive officers to achieve strategic business objectives and to perform at the highest levels. In keeping with the Company’s executive compensation philosophy and objectives, a material portion of the total compensation awarded to the Company’s executive officers is performance-based and equity-based.
      The Committee evaluates executive officer compensation annually, based on the Committee’s review of each officer’s performance and expectations of such officer’s future performance. In evaluating the performance and expectations for future performance of each executive officer other than Mr. Burnes, the Committee takes into consideration the views of Mr. Burnes, the Company’s Chairman of the Board, President and Chief Executive Officer, and of such officer’s other senior management colleagues. In addition, in considering the overall reasonableness and competitiveness of an executive officer’s compensation, the Committee generally considers market compensation data from a peer group of companies that includes both companies in the specialty chemicals industry with revenues similar to Cabot’s and chemical companies with larger revenues that have businesses in similar markets as Cabot. In addition, in determining short-term incentive compensation for fiscal year 2005 and base salary increases effective January 2006, the Committee also reviewed market compensation data from a peer group of companies with a similar business model as Cabot for the creation and development of new businesses. While the Committee evaluates and makes determinations concerning each executive officer’s base salary, short-term incentive compensation and long-term incentive compensation at different times of the year, each of these determinations is made in light of the executive officer’s performance and with a view to ensuring that such officer’s total compensation is competitive.
      Section 162(m) of the Internal Revenue Code (the “Code”) places a limit of $1,000,000 on the amount of compensation Cabot may deduct in any one year with respect to its CEO or any of the next four most highly compensated executive officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. In March 2001, Cabot’s stockholders approved The Cabot Corporation Short-Term Incentive Compensation Plan (the “Short-Term Plan”) so that annual incentive payments made under the Short-Term Plan constitute performance-based compensation not subject to Section 162(m) of the Code. To maintain flexibility in compensating Cabot’s executive officers in a manner designed to promote varying corporate goals and objectives, the Committee has not adopted a policy that all compensation must be deductible. Compensation paid to Mr. Burnes and the other named executive officers, other than payments made under the Short-Term Plan, remain subject to the limitations of Section 162(m). Historically, the loss of deductions under Section 162(m) has not had a material impact on the Company. The Committee reviews this issue from time to time.
      Base Salary. An executive’s base salary is based primarily on individual experience, the executive’s duties and responsibilities, and general market competitiveness. Consistent with Cabot’s desire to create a performance-oriented environment through its compensation programs, the Committee generally sets base salaries at approximately mid-market for similar positions paid by comparable companies, taking into account the Company’s use of incentive compensation awards as part of an executive’s total compensation package, but in an amount such that, together with incentive compensation, the Company will be able to attract and retain key executives. The Committee reviews, but does not necessarily increase, executive officer base salaries annually.
      Performance-Based Annual Incentive Payments. The Company provides the opportunity for performance-based annual incentive payments to all of its executive officers (for the CEO and the next four most highly compensated executive officers, in 2005 the awards were subject to the terms and limitations established by operation of the Short-Term Plan described below) based on an evaluation of performance against objectives set at the beginning of each fiscal year and reviewed at its conclusion. These performance objectives include Company-wide, business unit and functional area goals, as well as individual performance goals.
      For 2005, the Company-wide performance goals established by the Committee included Company-wide revenue and profitability goals and other financial goals derived from the Company’s annual business plan, as well as non-financial goals set forth in the Company’s long-range plans and continuous improvement plans established by the business units and functional areas of the Company. These included improvements in safety, health and environmental performance and the achievement of specific performance objectives by the Company’s new businesses. In assessing the Company’s performance, the Committee also considered the Company’s performance relative to that of its industry and business model peer companies based on the following measures: (i) earnings-per-share; (ii) return-on-equity; (iii) return-on-assets; and (iv) total shareholder value return. The Committee does not assign a specific weight to the performance goals but assesses the Company’s achievement of each of the goals in considering the Company’s overall performance. Fiscal year 2005 was a difficult financial year for the Company as it reported a loss, in large measure as a consequence of developments in the Supermetals business. In evaluating the performance of the Company and its executive officers against the performance goals for the fiscal year, however, in the Committee’s view, significant accomplishments were achieved by the Company in many areas. Accordingly, the Committee determined that short-term incentive compensation, albeit at a lower level than that paid in 2004, was justified and deserved.
      After considering the recommendations of Mr. Burnes and the Vice President of Human Resources, the Committee established a short-term incentive compensation pool for all eligible employees and allocated amounts from the pool to the executive officers of the Company. With respect to the CEO and the next four most highly compensated executive officers, these awards are made under the Short-Term Plan, which operates to establish a maximum incentive compensation award payable to such officers. The Committee has discretion to reduce the amount of any award payable under the Short-Term Plan and historically the Committee has exercised that discretion and reduced the awards. Under the performance measures established by the Committee in November 2004, incentive bonuses were payable to Mr. Burnes and the next four most highly compensated executive officers under the Short-Term Plan. Cabot’s executive officers as a group (consisting of eight individuals) received incentive payments totaling $685,000 in the aggregate, representing 11% of the total short-term incentive compensation pool.
      Long-Term Incentive Grants. Long-term incentive grants are primarily intended to retain executives, link the long-term interests of the executive officers with those of the stockholders, and provide incentive to improve the long-term performance and thus the value of the Company. Historically, under the long-term equity incentive program, participants, including the Company’s executive officers, have been granted a specific number of shares of Cabot common stock (the “Grant Number”) that the participant may then elect either (i) to purchase as shares of restricted stock at 30% of the market price of such stock on the date of grant, or (ii) to receive as a non-qualified stock option for a number of shares of Cabot common stock equal to two times the Grant Number, exercisable at 100% of the market price of such stock on the date of the grant or, (iii) for the Company’s executive officers only, a combination of purchase restricted stock and stock options. Both the purchase restricted stock and the stock options are subject to a three-year vesting period, and, except as noted below, the benefits of both types of grants (other than dividends already paid on the restricted stock) are forfeited if the executive leaves the Company prior to the end of such three-year period for any reason other than death or total and permanent disability, unless the Committee, in its sole discretion, determines otherwise. Under the terms of the Company’s 1999 Equity Incentive Plan, if at the time of his or her retirement an executive is 60 years of age and has been employed by the Company for at least 15 years, any unvested award of restricted stock held by the executive for at least six months will vest automatically without any action of the Committee upon the satisfaction of certain conditions. Each year, approximately 85% of the awards issued by the Company under the long-term incentive plan are in the form of purchase restricted stock.
      During the fiscal year, the Committee retained an executive compensation consulting firm specifically to assist the Committee in reviewing the structure and competitiveness of the Company’s long-term incentive compensation program and the overall reasonableness of the total compensation paid to the Company’s executive officers. With the assistance of the consulting firm, the Committee assessed the effectiveness of the long-term incentive plan in achieving its goals of motivating the Company’s employees to achieve the Company’s strategic business objectives, retaining such employees and linking their long-term interests with those of Cabot’s stockholders. The Committee reviewed the structure of the plan, taking into consideration both accounting and tax consequences to the Company and to its employees, the dilutive impact of the plan, and feedback from Cabot’s senior management concerning the degree to which the long-term incentive plan supports Cabot’s culture. The Committee also examined several alternative equity and non-equity long-term incentive forms. After a thorough review of the program, the Company’s long-term incentive compensation strategy, and alternative equity compensation arrangements the Committee concluded that, largely because of its purchase restricted stock feature, the Company’s long-term incentive compensation plan is very effective in achieving its stated goals. In addition, in the Committee’s view, while the structure of Cabot’s plan has been somewhat unique in the past, an increasing number of companies are adopting similar equity compensation programs. Based on these conclusions, the Committee determined to not implement design changes during the year.
      Following its review of the design and effectiveness of the long-term incentive compensation program, the Committee, after considering the recommendations of Mr. Burnes and the Vice President of Human Resources, established a pool of shares issuable to all eligible employees pursuant to the long-term incentive compensation program and then allocated shares from the pool to the executive officers of the Company. Twenty-five percent of the total shares granted under the program in 2005 were granted to the Company’s executive officers (consisting of eight individuals).

Other Compensation
      All of the Company’s United States-based executive officers participate in the Company’s Retirement Savings Plan (“RSP”), Cash Balance Plan, Supplemental RSP and Supplemental Cash Balance Plan. Under the RSP, which consists of a 401(k) plan and an ESOP, the Company provides an ESOP contribution and matches certain employee contributions to the 401(k) portion of the plan with Cabot stock. The Supplemental RSP and the Supplemental Cash Balance Plan provide benefits to executive officers and other employees in circumstances in which the maximum limits established by the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code prevent them from receiving some of the benefits provided under the RSP or the Cash Balance Plan. Mr. Burnes accrues an additional benefit under the ESOP portion of the Supplemental RSP, as well as an additional benefit under the Supplemental Cash Balance Plan, in each case equal to the total benefits he would have accrued in any year under the plans if the maximum limits established under ERISA and the Code were not applicable, with the result that under both plans he in total accrues two times the benefit. Company matching and ESOP contributions for the Company’s named executive officers are included under the caption “All Other Compensation” in the Summary Compensation table on page 26. The text under the caption “Pension Plan Table” beginning on page 29 discusses the pension arrangements under the Cash Balance Plan for the U.S.-based named executive officers and the pension arrangements for Mr. Blevi under the plan available to managers of Cabot’s Belgium subsidiary. Except as disclosed under the caption “Pension Plan Table,” the Company has no other agreements currently in effect in which the Company agrees to pay supplemental pension amounts to a named executive officer after retirement, although payments might be made after retirement under deferred compensation arrangements.
      The Company provides the executive officers with limited perquisites, consisting principally of financial planning services. In addition, for security reasons, the Company offered to pay the cost of installing home security systems at the homes of approximately 20 officers and employees. The aggregate installation costs were less than $100,000. One executive officer received this benefit; Mr. Burnes did not receive this benefit. One executive officer located outside of the United States also receives the use of a car for personal purposes as well as a representation allowance intended to cover business expenses that are not typically reimbursed by the Company. The Company does not permit the use of its leased aircraft for personal purposes.

Chief Executive Officer’s Compensation
      The Committee reviews and approves the corporate goals and objectives of Mr. Burnes, evaluates his performance in light of those goals and objectives and determines his compensation based on this evaluation.
      Base Salary. Mr. Burnes’ base salary during calendar year 2005 was $810,000, and for calendar year 2006 is $850,000.
      Annual Incentive Payment. The Committee assessed Mr. Burnes’ performance during the year by measuring the Company’s performance under Company-wide financial and non-financial goals, the Company’s performance relative to peer companies and Mr. Burnes’ leadership. The assessment of the Company’s performance against specified goals and against peer companies was also used by the Committee in determining performance-based annual incentive payment amounts for Cabot’s other executive officers. In assessing Mr. Burnes’ leadership, the Committee assessed his overall leadership as well as his leadership with respect to (i) strategic planning; (ii) the Company’s financial objectives and results; (iii) product and business process innovation and change; (iv) the development of a leadership pool and succession planning; (v) internal communications; (vi) external relations; and (vii) relations with the Board of Directors. In the Committee’s view, under Mr. Burnes’ strong leadership important progress was made during the year in building the long-term health and value of the Company, and the Company reacted well in managing difficult unforeseen circumstances. Although a short-term incentive award was payable to Mr. Burnes under the Short Term Plan, Mr. Burnes respectfully requested that the Committee not grant a short-term incentive award to him for 2005 because of the Company’s disappointing financial results for the fiscal year for which he felt accountable. The Committee honored Mr. Burnes’ request and commended his leadership in taking this action.
      Long-Term Incentive Grant. In fiscal year 2005, Mr. Burnes received a grant of 110,000 shares of Cabot common stock. Under the grant, Mr. Burnes elected to purchase 110,000 shares of restricted stock at a price per share equal to 30% of the market price of the common stock on the date of grant, in accordance with the terms of the award. The grant was based on the Committee’s review of market practices with respect to long-term incentive award programs at Cabot’s peer companies, and with consideration to overall Company performance as well as Mr. Burnes’ leadership and continued contributions to the success of the Company.
      Mr. Burnes’ total base salary and short and long-term incentive compensation for fiscal year 2005, while at the lower end of the range, was within competitive market practices for CEOs of the companies in both the industry and business model peer groups the Committee reviewed.

Annual CEO Compensation Review
      The Committee reviewed all forms of Mr. Burnes’ compensation and balances in equity and retirement plans earned in the last two fiscal years, including base salary, short-term incentive bonuses, and long-term incentive awards. The Committee also reviewed total payment obligations to Mr. Burnes under the Company’s RSP, the Cash Balance Plan, the Supplemental RSP and the Supplemental Cash Balance Plan, the amount payable to him under the Senior Management Severance Protection Plan if his employment is terminated as a result of a change in control, the value of dividends paid on shares of unvested restricted stock, and the cost of financial planning services, life insurance and health insurance provided by Cabot. Based on its review of all compensation paid or payable, the Committee determined that the total compensation paid to Mr. Burnes is reasonable.

Conclusion
      The Committee believes that the Company’s fiscal 2005 executive compensation program met its objectives of attracting and retaining talented management and employees, motivating them to achieve the business objectives of the Company and linking their interest with those of the Company’s stockholders.
January 27, 2006
John S. Clarkeson (Chair)
John H. McArthur
Henry F. McCance
Ronaldo H. Schmitz
Mark S. Wrighton

Executive Compensation

Summary Compensation Table
      The following table sets forth the compensation paid to the Chief Executive Officer and each of Cabot’s four other most highly compensated executive officers during fiscal year 2005 (collectively, the “named executive officers”).
Summary Compensation Table

					Long-Term
					Compensation Awards

						Securities
		Annual Compensation		Other Annual	Restricted	Underlying
Name and Principal				Compensation	Stock	Options/SARS	All Other
Position	Year	Salary	Bonus($)	(2)	($)(3)	(#)(4)	Compensation(5)

Kennett F. Burnes	2005	$810,000	—	$22,500	$2,195,600	—	$414,413
Chairman, President	2004	$798,769	$1,100,000	$12,000	$3,273,200	—	$295,040
and Chief Executive	2003	$758,750	$500,000	$12,000	$2,352,000	—	$226,510
Officer
William J. Brady	2005	$350,000	$140,000	$12,236	$798,400	—	$87,248
Executive Vice	2004	$350,000	$325,000	$12,620	$1,402,800	—	$65,748
President and General	2003	$337,211	$150,000	$11,703	$490,000	50,000	$60,467
Manager, Carbon
Black
Dirk L. Blevi(1)	2005	$334,276	$150,000	$19,426	—	40,000	$67,852
Executive Vice	2004	$335,503	$340,000	$24,968	—	40,000	$458,920
President and General	2003	$329,856	$110,000	$24,953	$392,000	—	$64,421
Manager, Europe
Brian A. Berube	2005	$267,307	$140,000	$9,945	$399,200	—	$58,380
Vice President and	2004	$250,000	$200,000	$10,470	$467,600	—	$48,784
General Counsel	2003	$229,768	$90,000	$11,364	$245,000	—	$37,744
Eduardo E. Cordeiro	2005	$242,307	$140,000	$11,090	$698,600	—	$58,015
Vice President and	2004	$225,000	$225,000	$8,307	$935,200	—	$39,924
General Manager,	2003	$195,519	$75,000	$30	$235,200	—	$33,551
Supermetals

(1)	Mr. Blevi is an employee of a Cabot subsidiary in Belgium. Mr. Blevi’s compensation, which is paid in Euros, is reported here in U.S. dollars. For fiscal 2003 and 2004 compensation, the conversion is based on the exchange rate at September 30, 2004, which was 1 Euro to 1.23310 U.S. dollars. For fiscal 2005 compensation, the conversion is based on the exchange rate at September 30, 2005, which was 1 Euro to 1.2045 U.S. dollars.

(2)	The amounts shown for Mr. Burnes are comprised only of payments by Cabot for financial planning services. For Messrs. Brady, Berube and Cordeiro the amounts shown include payments by Cabot for financial planning services and above-market earnings on deferred compensation paid during the fiscal year as follows:
Above-Market Earnings on Deferred Compensation

	Fiscal 2003	Fiscal 2004	Fiscal 2005

Brian A. Berube	$17	$44	$57
William J. Brady	$356	$254	$186
Eduardo E. Cordeiro	$30	$59	$67

Under the SEC’s rules, interest on deferred compensation is considered above-market if the rate exceeds 120% of the applicable federal long-term rate, with compounding, at the rate that corresponds most closely to the rate under the deferred compensation plan at the time the interest rate is set. For fiscal years 2003, 2004 and 2005, interest was paid on deferred compensation under the plan at 7.01%, 6.27%

and 5.89%, respectively, which exceeded 120% of the applicable federal long-term rate in those years by 1%, 0.61% and 0.40%, respectively.

The amounts shown for Mr. Blevi represent the cost to Cabot of providing Mr. Blevi with a car (lease cost and gas) and also amounts paid to Mr. Blevi as a “representation allowance.” This is a tax-free lump sum amount paid to managers in Belgium that is intended to cover business-related expenses that are usually not reimbursed by Cabot. The amount of this allowance was 2082.36 Euros in fiscal years 2005, 2004, and 2003. For fiscal years 2003 and 2004, this amount has been converted into $2,568 dollars using the exchange rate in effect at September 30, 2004 and into $2,508 dollars for fiscal 2005 using the exchange rate in effect at September 30, 2005. The cost to Cabot of providing a car to Mr. Blevi was $16,918 in 2005; $22,400 in 2004; and $22,385 in 2003.

(3)	The amounts shown represent the fair market value of such shares on the date of grant, as reported on the New York Stock Exchange Composite Transactions ($28.00 for grants made on May 8, 2003, $33.40 for grants made on May 13, 2004, and $28.52 for grants made on May 12, 2005) less the amount paid by the named executive officer to Cabot for such shares. The named executive officers were granted the following shares of restricted stock in May 2005 under the Company’s 1999 Equity Incentive Plan: Mr. Burnes: 110,000 shares; Mr. Brady: 40,000 shares; Mr. Berube: 20,000 shares; and Mr. Cordeiro: 35,000 shares. Mr. Blevi elected to receive 40,000 non-qualified stock options instead of a grant of 20,000 shares of restricted stock.

The shares of restricted stock reported in the table vest, in their entirety, three years from the date of grant. In accordance with our 2003, 2004 and 2005 long-term incentive compensation (“LTI”) programs under our 1999 Equity Incentive Plan, Messrs. Burnes, Brady, Berube and Cordeiro paid Cabot 30% of the fair market value on the date of grant of the shares of stock awarded to them. Although Cabot makes loans to certain employees in connection with their purchases of restricted stock under the LTI program, such loans are not permitted to be made to Cabot’s executive officers.

Certain of the terms of the LTI program are modified slightly for participants outside the United States to account for tax or securities law issues applicable to them. Employees residing in Belgium, like Mr. Blevi, are provided the opportunity to purchase shares of restricted stock at a purchase price per share equal to 100% of the fair market value of Cabot’s common stock on the date of grant. To make this equity award as nearly equal as possible in economic terms to the awards made to U.S. participants, employees in Belgium (other than executive officers) may borrow funds under Cabot’s loan program to pay the full purchase price of the restricted stock. In this case, two loans may be made, one representing 30% of the purchase price, which is interest-bearing, and one representing 70% of the purchase price, which is interest-free. Further, at the time that the shares of restricted stock vest, which is generally on the third anniversary of the date of grant, Cabot pays the participant a bonus equal to the value of the interest-free loan. The bonus is considered taxable compensation when it is paid. Mr. Blevi participated in Cabot’s loan program in connection with the grant of restricted stock made to him under the 2003 LTI program, and borrowed $392,000 from Cabot in that year, which represented 70% of the purchase price of the restricted stock. Mr. Blevi paid 30% of the purchase price with his own funds. Under the terms of the 2003 LTI program Cabot agreed to pay a bonus to Mr. Blevi in an amount equal to $392,000 at the time the shares of restricted stock would vest in May 2006. Prior to Mr. Blevi’s election as a director and his designation as an executive officer of Cabot, the Compensation Committee of the Board of Directors authorized the acceleration of the payment of the $392,000 bonus. Mr. Blevi used this bonus to repay the $392,000 loan.

The number and value (calculated at the fair market value as of September 30, 2005, as reported on the New York Stock Exchange Composite Transactions ($33.01 per share), less the amount paid by the named executive officer) of all restricted stock held by the named executive officers on September 30, 2005 were as follows: Mr. Burnes: 370,000 shares ($8,861,300); Mr. Brady: 125,000 shares ($2,972,650); Mr. Blevi: 20,000 shares ($100,200); Mr. Berube: 52,500 shares ($1,256,425); and Mr. Cordeiro: 87,000 shares ($2,070,670).

(4)	The options reported in the table vest, in their entirety, three years from the date of grant.

(5)	The information in the column headed “All Other Compensation” for each of the named executive officers other than Mr. Blevi consists solely of Company contributions to Cabot retirement plans. These retirement plans include the Supplemental Retirement Savings Plan, which was established to provide benefits to Cabot’s executive officers and other officers and employees in circumstances where the maximum limits established under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code (the “Code”) prevent participants in the Retirement Savings Plan from receiving some of the benefits provided under the Retirement Savings Plan.

Mr. Burnes is entitled to receive an additional benefit under the ESOP portion of the Supplemental Retirement Savings Plan equal to the total benefit he would have accrued in the fiscal year under the ESOP portion of the Retirement Savings Plan if the ERISA and Code limitations were not applicable, with the result that he receives two times the supplemental benefit. Accruals for this additional benefit to Mr. Burnes are included in the amounts shown above.

“All Other Compensation” for Mr. Blevi in 2003 and 2005 consists of Company contributions to retirement plans, and in 2004 includes a contribution to retirement plans in the amount of $66,920 and the payment of a bonus in the amount of $392,000 to Mr. Blevi in connection with the grant of restricted stock made to him under the 2003 long-term incentive compensation program as more fully described in note 3 above.

Cabot provides executive officers and other managers, including the named executive officers, with death benefit protection in the amount of three times their salaries, including $50,000 of group life insurance coverage. No amount was accrued by Cabot for the benefit and, other than the group life insurance (which is available to all employees in amounts determined by the level of their salaries), the benefit is not funded by insurance on the lives of any of the named executive officers. Cabot’s cost of the program generally is funded by insurance on the lives of various other present and former employees of Cabot. The value of this benefit, based upon the taxable income it would constitute if it were insurance, does not exceed $20,000 per year for any named executive officer.
          Option Grants in Last Fiscal Year
      The following table sets forth the stock options granted to any of the named executive officers during fiscal year 2005. Mr. Blevi is the only named executive officer who received an award of stock options in fiscal year 2005. The stock options were granted at an exercise price equal to the fair market value on the date of grant.

Potential Realizable
Value at Assumed Annual
Rates of Stock Price
Appreciation for Option
	Individual Grants				Term (1)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Number of	Percent
	Securities	of Total
	Underlying	Options
	Option	Granted to	Exercise or
	Granted	Employees in	Base Price	Expiration
Name	(#)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Dirk L. Blevi	40,000	27.25%(2)	$28.52	5/12/2010	$315,182	$696,470

(1)	Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the five-year term. These values are calculated based on rules promulgated by the SEC and do not reflect any estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of Cabot’s common stock, the option holder’s continued employment through the option period and the date on which the options are exercised.

(2)	Participants in the long-term equity incentive compensation program generally are able to choose to receive their awards in shares of purchase restricted stock or in non-qualified stock options. Mr. Blevi elected to receive 100% of the long-term incentive award made to him in 2005 in the form of stock options. As has been the case historically, a significant majority of participants in the 2005 long-term incentive compensation program elected to purchase restricted stock and a relatively small number of participants elected to receive stock options.

          Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table sets forth information concerning the exercise of stock options by each of the named executive officers during fiscal year 2005 and the fiscal year-end value of unexercised options, on an aggregated basis.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options at Fiscal		Options at Fiscal
	Acquired on	Value	Year End (#)		Year-End ($)(2)
	Exercise	Realized
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Kennett F. Burnes	96,957	$2,336,824	—		—
Dirk L. Blevi			40,000	80,000	$264,400	$179,600
William J. Brady	—	—	—	50,000	—	$250,500
Brian A. Berube	—	—	—	—	—	—
Eduardo E. Cordeiro	—	—	—	—	—	—

(1)	Represents the pre-tax gain, which is the difference between the market value and exercise price on the date of exercise.

(2)	Represents the difference between the closing price of a share of Cabot common stock on September 30, 2005, as reported on the New York Stock Exchange Composite Transactions ($33.01), and the exercise price of each unexercised in-the-money option held by the named executives.
          Pension Plan Table
      Under the Cash Balance Plan (the “Plan”), for each year beginning with the Plan year commencing October 1, 1988, Cabot provides participants in the U.S. with annual pay-based credits of 3% of eligible compensation during the first five years of service, 3.5% for the next five years and 4% after 10 years of service plus additional credits of 2% of earnings in excess of the Social Security Wage Base. All balances in the accounts of participants are credited with interest at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participants commence receiving benefit payments. For the Plan year 2005, the interest rate was 2.52%. At retirement, participants eligible for benefits may receive the balance standing in their account in a lump sum or as a monthly pension having equivalent actuarial value. Benefits for service through September 30, 1988 are based on the Plan formula then in effect, and have been provided for through the purchase of a group annuity contract issued by an insurance company.
      Mr. Blevi is a participant in the Pension Plan & Life Insurance Plan, a defined benefit plan for managers of Cabot’s Belgian subsidiary, Specialty Chemicals Coordination Center S.A. (the “Belgium Plan”). Upon retirement, participants under the Belgium Plan are entitled to receive a benefit calculated on the basis of 1.20 times the participant’s annual salary limited by a fixed ceiling, plus six times the portion of the participant’s annual salary that exceeds the fixed ceiling, the result of which is then multiplied by the ratio between the participant’s length of service and 40 years. The fixed ceiling is determined annually. In the event of the death of the participant before retirement, benefits in an amount equal to twice the participant’s annual salary are payable. In either case, benefits may be received in a lump-sum or as a monthly pension having equivalent actuarial value. The benefits provided under the Belgium Plan are provided through a group insurance contract that is managed individually for each participant, 100% of the cost of which is borne by Cabot.
      The Pension Plan Table appearing below sets forth the estimated annual benefit payable to each of the named executive officers (other than Mr. Blevi) as a single life annuity at age 65 under the Plan and the Supplemental Cash Balance Plan (collectively, the “CBP”). The Supplemental Cash Balance Plan was created by Cabot to provide benefits to executive officers and other employees of Cabot in circumstances in which the maximum limits established under ERISA and the Code prevent participants from receiving some of the benefits provided under the Plan, which is a qualified plan. In addition to the supplemental benefit relating to such limits, Mr. Burnes accrued an additional benefit under the Supplemental Cash Balance Plan equal to the total benefit he would have accrued for the fiscal year under the Plan if such limitations were not applicable (with the result that in total he accrues two times the benefit).
      The amounts set forth in the following table assume that Messrs. Burnes, Brady, Berube and Cordeiro each continue to be employed by Cabot until age 65 at his annual base salary at September 30, 2005 and with an annual bonus equal to the average of his annual bonuses for fiscal years 2003, 2004 and 2005. The definition of “compensation” in the Plan was amended effective July 1, 1996 to include bonuses. For Mr. Blevi, the Pension Plan Table sets forth the estimated lump-sum benefit payable to him at age 60 under the Belgium Plan, assuming that he continues to be employed by Cabot until age 60 at his annual base salary at September 30, 2005.
      The Pension Plan Table below does not include amounts payable to Messrs. Burnes, Brady, Berube or Cordeiro pursuant to Cabot’s Retirement Savings Plan, the Supplemental Retirement Savings Plan or any post-retirement benefit plans.
Pension Plan Table

Executive Officer	Annual Benefit	Lump-Sum Benefit

Kennett F. Burnes	$210,000
William J. Brady	$133,000
Dirk L. Blevi		$1,001,070*
Brian A. Berube	$93,000
Eduardo E. Cordeiro	$106,000

*	831,108.34 Euros converted to USD using the exchange rate as of September 30, 2005, which was 1 Euro to USD 1.2045.
          Employment Contracts and Termination of Employment and Change in Control Arrangements
      All of the U.S.-based named executive officers participate in benefit plans sponsored by Cabot, including the CBP, the Retirement Savings Plan and the Supplemental Retirement Savings Plan, and all of the named executive officers are eligible to receive equity awards under the 1999 Equity Incentive Plan. Each of these plans provides that upon the occurrence of a change in control, any benefits granted or contributed by Cabot for the benefit of participants, including those executive officers, will vest in such individuals. Mr. Blevi instead participates in the Belgium Plan. All of the named executive officers are currently vested in accrued benefits under the plans under which they receive benefits.
      In January 1998, the Board of Directors approved the Cabot Corporation Senior Management Severance Protection Plan (the “Senior Management Plan”). Under the Senior Management Plan, in case of a change in control, a participant whose employment with Cabot terminates within three years after the change in control other than for cause, disability, death, or certain other specified reasons, is entitled to a severance benefit. The severance benefit is two times the participant’s annual cash compensation (salary plus bonus). To the extent a participant is entitled to severance benefits of the type provided under the Senior Management Plan under any other plan or program provided by Cabot or its affiliates, or pursuant to any agreement with Cabot or its affiliates, or by law, the provision of such other benefits counts toward Cabot’s obligation to provide the benefits under the Senior Management Plan so that the benefits are not duplicative. All of the named executive officers, as well as other senior officers of Cabot, are participants in the Senior Management Plan. The Senior Management Plan was not adopted in response to any particular threat.

      By virtue of his employment with the Company, Mr. Blevi is entitled to certain rights and protections provided to employees by law in Belgium. The particular rights and protections provided to Mr. Blevi are the same as those provided to all of the Company’s employees in Belgium. Included in these protections is a notice period and severance indemnity that would be due to him in the event the Company terminates his employment for any reason other than cause prior to his natural retirement date. The notice period and severance indemnity is based on a formula, the operation of which, based on his current annual compensation, would currently provide him with an estimated minimum severance indemnity equal to 40 months of his current annual cash compensation, plus 35% for local social security payments on such amount.

Performance Graphs
       The following graphs compare the cumulative total stockholder return on Cabot common stock for the five and ten year periods ending September 30, 2005 with the S&P 500 Stock Index, the S&P Midcap 400 Index, the S&P 500 Specialty Chemicals Index, the S&P 500 Chemicals Index and the S&P 400 Chemicals Index. The comparisons assume the investment of $100 on October 1, 1995 and October 1, 2000 in Cabot’s common stock and in each of the indices and, in each case, assume reinvestment of all dividends.
Comparison of Five Year Cumulative Total Return

	Sept. 30, 2000	Sept. 30, 2001	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2005

Cabot Corporation	$100.00	$205.91	$110.37	$153.01	$210.63	$183.76
S&P 500 Chemicals Index	$100.00	$109.78	$110.60	$130.38	$165.35	$170.36
S&P 500 Specialty Chemicals Index	$100.00	$118.37	$131.92	$146.18	$182.20	$187.38
S&P 500 Stock Index	$100.00	$73.38	$58.35	$72.58	$82.65	$92.78
S&P Midcap 400 Index	$100.00	$81.00	$77.19	$97.89	$115.07	$140.57
S&P 400 Chemicals Index	$100.00	$116.18	$117.78	$125.38	$174.32	$190.69

Comparison of Ten Year Cumulative Total Return

	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005

Cabot Corp	$100.00	$106.46	$104.51	$98.21	$95.18	$129.28	$266.19	$142.68	$197.81	$272.30	$237.56
S&P 500 Chemicals	$100.00	$123.35	$154.88	$145.17	$155.39	$124.17	$136.32	$137.33	$161.90	$205.31	$211.54
S&P 500 Specialty Chemicals	$100.00	$109.27	$129.12	$106.95	$127.61	$94.66	$112.05	$124.87	$138.38	$172.47	$177.37
S&P 500 Index	$100.00	$120.33	$169.00	$184.29	$235.53	$266.82	$195.79	$155.68	$193.66	$220.53	$247.55
S&P Midcap 400 Index	$100.00	$114.00	$158.58	$148.58	$186.46	$267.04	$216.30	$206.14	$261.40	$307.29	$375.38
S&P 400 Chemicals	$100.00	$106.28	$127.77	$89.39	$84.35	$73.28	$85.13	$86.31	$91.87	$127.74	$139.73
Certain Relationships and Related Transactions
       Cabot makes loans to certain of its employees in connection with their purchases of restricted common stock under Cabot’s long-term incentive compensation program. Until 2002, such loans were available to all recipients of restricted stock grants under these programs. Beginning with awards made under the 2002 long-term incentive compensation program, because of restrictions set forth in Section 402 of the Sarbanes-Oxley Act of 2002, Cabot’s executive officers are not eligible to participate in Cabot’s loan program. Mr. Paintal received $129,600 in loans in connection with his 2003 and 2004 long-term incentive awards, which he repaid prior to becoming an executive officer of Cabot in January 2005. Accordingly, no loans to Mr. Paintal were outstanding at September 30, 2005. None of Cabot’s other executive officers had any loans outstanding under Cabot’s loan program in fiscal year 2005.
      Under Cabot’s long-term equity incentive program, employees are permitted to satisfy any federal, state, Medicare and Social Security tax that may be due upon the vesting of shares of restricted stock by selling such vested stock back to the Company. The amounts listed opposite each executive officer’s name in the table below show the dollar value of Cabot common stock sold to the Company by such executive officer to satisfy his withholding tax obligations on shares of Cabot restricted stock, and for Messrs. Berube, Brady and Cordeiro on shares of Cabot Microelectronics Corporation restricted stock, that vested during fiscal year 2005:

$ Value of
Shares Sold to
Name of Executive Officer	the Company

Brian A. Berube	$84,403
William J. Brady	$287,886
Eduardo E. Cordeiro	$109,347
Paul J. Gormisky	$68,383
John A. Shaw	$205,090
Proposal 3 — Approval of Cabot’s 2006 Long-Term Incentive Plan
       Consistent with Cabot’s executive compensation philosophy of aligning the long-term interests of Cabot’s executive officers and other employees responsible for significant contributions to Cabot’s business with those of Cabot’s stockholders, the Compensation Committee of the Board has advised the Board of Directors that it is in the interest of the Company to adopt the Cabot Corporation 2006 Long-Term Incentive Plan (the “2006 Plan”). The purposes of the 2006 Plan are to provide long-term incentives to those persons with responsibility for the success and growth of the Company, to link their interests with those of the Company’s stockholders, and to assist the Company in recruiting, motivating and retaining such employees on a competitive basis. Accordingly, on January 13, 2006, the Board of Directors, acting on the recommendation of the Compensation Committee, unanimously approved the 2006 Plan, subject to stockholder approval, and directed that it be submitted for consideration and action at the annual meeting of stockholders. The 2006 Plan is similar operationally to the 1999 Equity Incentive Plan approved by stockholders in 1999 (the “1999 Plan”). There are 1,404,269 shares available for issuance under the 1999 Plan. However, if the 2006 Plan is adopted by the Company’s stockholders, no further shares will be issued under the 1999 Plan and the 2006 Plan will become the sole plan for providing stock-based incentive compensation to eligible employees.
      The key features of the 2006 Plan, which the Board of Directors believes reflect the Company’s strong commitment to sound compensation and governance practices, are described below. Although the 2006 Plan allows the Company to issue various forms of equity, Cabot expects to use the 2006 Plan primarily to issue shares of purchase restricted stock and stock options under its long-term incentive compensation program. Under this program as it has been administered since 1992, participants are granted a specific number of shares of common stock (the “Grant Number”) that the participant may then elect either (i) to purchase as shares of restricted stock at a percentage of the market price of such stock on the date of grant (which in the last six years has been 30%), or (ii) to receive as non-qualified stock options for a number of shares of common stock equal to two times the Grant Number, exercisable at 100% of the market price of such stock on the date of grant. Historically, purchase restricted stock represents approximately 85% of the awards issued each year, making it a cornerstone of the program. Both the purchase restricted stock and the stock options granted under the program are subject to a three-year vesting period, and, with certain exceptions, are forfeited if the participant leaves the Company prior to the end of such three-year vesting period.
      The Company believes that its long-term incentive compensation program has been very successful because of the depth of the participant group, the required investment on the part of employees who elect to purchase restricted stock, and the immediate employee share ownership created by restricted stock. One of the objectives of the long-term incentive compensation program is to appropriately incent employees who have or are expected to make significant contributions to the success and growth of Cabot. Consistent with this philosophy and objective, in each of the last several years over 300 employees (or approximately 7% of Cabot’s employees) have been eligible to participate in the long-term incentive program. In 2004 and 2005, 88% and 80%, respectively, of eligible participants received awards. While the number of shares of purchase restricted stock and stock options issued in a given plan year varies, annually the Company generally issues awards covering between 1 and 1.5 million shares. Historically, approximately 25% of the award pool is issued to Cabot’s executive officers, and, in 2005, the average award for all participants was approximately 4,100 shares.

The Company believes that the plan gives the participants a greater appreciation of the importance of creating shareholder value and effectively aligns employee and stockholder interests. We believe this is reflected in the Company’s stock performance as shown in the stockholder return performance graphs on pages 32 and 33 of this proxy statement. Furthermore, the three year vesting period has been an effective employee retention tool. The Company generally tries to minimize the dilutive impact of this program by repurchasing shares of its common stock on the open market to offset the number of shares issued each year under the program.
      Because of the success of the Company’s long-term incentive compensation program, the 2006 Plan includes terms that are consistent with the program as it has been administered in the past. Among the key features of the 2006 Plan are the following:

•	The ability to use various forms of equity, as deemed appropriate by the Compensation Committee, to maintain Cabot’s competitive ability to attract, retain and motivate employees. The 2006 Plan allows the Company to grant stock options, restricted stock and restricted stock units, stock appreciation rights (SARs), and performance-based stock or cash awards. Cabot has historically used purchase restricted stock and stock options as the primary form of equity compensation and expects to continue to use these forms of equity compensation. However, allowing for the use of different types of equity compensation gives the Company greater flexibility to respond to changes in executive compensation practices, including those that are in response to changes in the accounting treatment of specific forms of awards.

•	Limitation on Shares Issuable. The 2006 Plan authorizes the issuance of up to 4,500,000 shares of the Company’s common stock, representing approximately 7% of the currently outstanding common stock. In addition, the 2006 Plan further limits the dilutive effect of the Company’s equity incentive compensation plans by providing that the Company may not grant any award under the 2006 Plan if after giving effect to the award the aggregate of all outstanding and unexercised or unvested awards under the 2006 Plan and the Company’s previous equity compensation plans would exceed 9.9% of the total number of shares of common stock outstanding (adjusted to include any unvested restricted stock, unexercised stock options or other awards that remain subject to restrictions).

•	Purchase Restricted Stock. Most of the restricted stock issuable under the 2006 Plan will be purchased by the participants at a purchase price equal to 30% of the fair market value of the Company’s common stock on the date the restricted stock is granted. Principally for recruiting purposes, the 2006 Plan permits the Company to issue up to 250,000 shares of restricted stock for a purchase price that is less than 30% of the fair market value of the common stock at the time of grant (including for no purchase price).

•	Vesting Provisions. Virtually all of the restricted stock issuable under the 2006 Plan will be subject to a three-year vesting period. Specifically, the 2006 Plan provides that no more than 5% of the shares of stock that may be awarded under the 2006 Plan may be awarded with a vesting period of less than three years from the date of grant, or with no vesting schedule, or with a vesting schedule that is faster than ratably over a three-year period. In addition, performance awards will have a minimum vesting period of one year.

•	Share Counting. The shares underlying all awards granted under the 2006 Plan reduce the shares available for issuance, with the exception of SARs that may be settled only in cash. The only shares that become available for issuance again under the 2006 Plan are for awards (i) that expire or are terminated, surrendered or cancelled without being exercised or paid out, or (ii) of purchase restricted stock that are forfeited prior to their vesting that the Company, pursuant to the terms of the 2006 Plan, repurchases from the participant at the lower of the participant’s purchase price or the fair market value of the stock on the date the participant’s employment is terminated.

•	No Discounted Stock Options or SARs. All stock options and SARs must have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date the stock option or SAR is granted.

•	No Stock Option or SAR Repricing. The 2006 Plan prohibits the repricing of stock options and SARs and also does not allow canceling and replacing an outstanding stock option with a stock option with a lower exercise price.

•	No Reload Options. The 2006 Plan does not permit granting options with “reload” features that provide for automatic grants of new options when shares are tendered to pay for the exercise of previously granted options.

•	Independent Committee. The 2006 Plan will be administered by the Compensation Committee, which is comprised solely of non-employee directors who qualify as independent under the listing standards of the New York Stock Exchange.

Vote Required
      The 2006 Plan will be approved upon the affirmative vote of a majority of the votes cast on the proposal, provided that the number of votes cast is more than 50 percent of the shares entitled to vote on the proposal.

Recommendation
      The Board of Directors recommends that you vote “FOR” the approval of Cabot’s 2006 Long-Term Incentive Plan.
Summary of the 2006 Plan
      The following is a brief summary of the proposed 2006 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 2006 Plan, which is attached as Appendix B to this proxy statement.
      Types of Awards. The plan provides for the grant of stock options (including incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code), stock appreciation rights (“SARs”), restricted stock, unrestricted stock, stock units (including restricted stock units) and performance awards (including cash performance awards).
      Shares of Common Stock Subject to the 2006 Plan. Unless otherwise authorized by the Company’s stockholders, or subject to adjustment for certain dilutive or other similar events, the maximum number of shares of common stock that may be delivered in satisfaction of awards under the 2006 Plan will be 4,500,000 shares. If any award expires or is terminated, surrendered or canceled without having been fully exercised or results in any common stock not being issued or if any shares of common stock are repurchased by Cabot in accordance with the terms of the Plan, the common stock covered by such award that is repurchased or not paid out will be available for future awards under the Plan. SARs that may be settled in cash only will not reduce the number of shares available for award under the Plan.
      The closing price of Cabot’s stock on December 30, 2005 was $35.80.
      Limitation on Shares Issuable under the 2006 Plan. To limit the dilutive effect of the Company’s equity incentive compensation plans, the 2006 Plan provides that the Company may not grant any award under the 2006 Plan if after giving effect to the award the aggregate of all outstanding awards under the 2006 Plan and the Company’s 1999 Equity Incentive Plan and 1996 Equity Incentive Plan (i.e., unvested restricted stock, unexercised options, and other awards that remain subject to the restrictions of the relevant plan) would exceed 9.9% of (i) the total number of shares of common stock outstanding (adjusted to include any unvested restricted stock, unexercised options and other awards that remain subject to restrictions) at the time of the award, or (ii) the total number of shares of stock outstanding (as so adjusted) at any time since the 2006 Plan was first approved by the stockholders of the Company, whichever is greater.
      Award Limitations. The maximum number of shares of stock for which stock options or SARs may be granted to any person during a fiscal year is 500,000 each. The maximum number of shares subject to other awards granted to any person during a fiscal year is 500,000, and the maximum amount payable to any person during a fiscal year under a cash award is $10 million. If an award is subject to a performance period greater than one fiscal year, these maximum numbers will equal the maximum times the number of years in the performance period.
      Administration of the Plan. The 2006 Plan will be administered by the Compensation Committee of Cabot’s Board of Directors (the “Committee”), provided that the Committee consists of two or more directors all of whom are both (i) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Internal Revenue Code”) and (ii) “non-employee directors” within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. To the extent permitted by law, the Committee may delegate certain of its authority in accordance with the 2006 Plan. The Committee has the authority to, among other things, determine eligibility for and grant awards; determine, modify or waive the terms and conditions of any award; and prescribe forms, rules and procedures for awards. Determinations of the Committee under the 2006 Plan will be conclusive and bind all parties.
      Eligibility. Participants in the Plan will be selected by the Committee from among those key employees, consultants and advisors to Cabot or its affiliates and others who, in the opinion of the Committee, are in a position to make a significant contribution to the success of Cabot or its affiliates. “Affiliate” is defined under the 2006 Plan as any corporation or other voting entity owning, directly or indirectly, 50% or more of the outstanding common stock of Cabot, or in which Cabot or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.
      Stock Options. A stock option is an option entitling the holder to acquire shares of Cabot common stock upon payment of the applicable exercise price. Stock options granted under the 2006 Plan will be treated as non-incentive stock options unless, as of the date of grant, they are expressly designated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. The exercise price for stock options must be equal to or greater than the fair market value of a share of Cabot’s common stock on the date the option is granted. The Committee may establish the term of each stock option, but no stock option will be exercisable after 10 years from the grant date. The exercise price of a stock option may not be decreased after the date of grant, except for adjustments made to adjust for dilutive or similar events or with stockholder approval. Further, no outstanding stock option may be surrendered to Cabot as consideration for the grant of a new stock option with a lower exercise price.
      Stock Appreciation Rights. A stock appreciation right is a right entitling the holder upon exercise to receive an amount (payable in shares of Cabot common stock of equivalent value or cash) equal to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares at the date of grant. The base price above which appreciation is to be measured must be equal to or greater than the fair market value of a share of Cabot’s common stock on the date the SAR is granted. The Committee may establish the term of each SAR, but no SAR will be exercisable after 10 years from the grant date. The base price of a SAR may not be decreased after the date of grant, except for adjustments made to adjust for dilutive or similar events or with stockholder approval.
      Restricted Stock and Restricted Stock Units. Restricted stock is stock that may not be traded or sold until a predetermined date set by the Committee and that must be redelivered or offered for sale to the Company if specified conditions are not satisfied. A stock unit is an unfunded and unsecured promise, denominated in shares of Cabot’s common stock, to deliver stock or cash measured by the value of Cabot’s common stock in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Subject to the restrictions described below, the restrictions on these awards will be determined by the Committee.
      Under the 2006 Plan no more than 250,000 shares of restricted stock or other awards not requiring exercise (including restricted stock units) may be granted for a purchase price of less than 30% of the fair market value of the stock at the time of grant. Further, no more than 5% of the shares of stock that may be awarded under the 2006 Plan (including restricted stock and other awards not requiring exercise, such as restricted stock units) may be awarded with a vesting period less than three years from the date of grant, or with no vesting period, or with a vesting schedule that is faster than ratably over a three year period.

      Participants who hold restricted stock will have voting rights and the right to receive dividends paid on the Company’s common stock. Holders of restricted stock units will have no ownership interest in the shares of common stock to which the restricted stock unit relates until and unless payment with respect to such restricted stock unit is actually made in shares of common stock.
      Performance Awards. A performance award is an award of shares of Cabot common stock that is subject to specified criteria, other than the mere continuation of employment or passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an award. The Committee may grant performance awards that are intended to qualify for performance-based compensation under Section 162(m) of the Internal Revenue Code and awards that are not intended to so qualify. For purposes of awards that are intended to qualify under Section 162(m), a “performance criterion” will mean an objectively determinable measure of performance relating to any or any combination of the following: sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return or stockholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance criterion and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any award intended to qualify for such exception that one or more of the performance criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criterion or criteria.
      Payment. When the exercise of an award is to be accompanied by payment, the exercise price will be payable to Cabot in full (i) by cash or check; (ii) by delivering previously acquired shares of Cabot common stock that have a fair market value equal to the exercise price (provided that the shares delivered have been outstanding for a least six months unless the Committee approves a shorter period); (iii) by delivering a promissory note on such terms as are specified by the Committee; (iv) through a broker-assisted exercise program acceptable to the Committee; (v) by any other means acceptable to the Committee; or (vi) by any combination of (i) through (v).
      Awards that do not require exercise may be made in exchange for such lawful consideration, including services, as the Committee determines. Any purchase price payable by a participant for stock under an award not requiring exercise will be paid (a) by cash or check; (b) by delivering shares of Common Stock that have a fair market value equal to the purchase price (provided that the shares tendered have been outstanding for a least six months unless the Committee approves a shorter period); (c) if and to the extent permitted by the Committee, by delivering a promissory note on such terms as are specified by the Committee; or (d) by any combination of (a) through (c).
      Change in Control. In the event of a change in control of the Company (as defined in the 2006 Plan) stock options and SARs will become immediately exercisable, unvested restricted stock will immediately vest and become free of restrictions and the delivery of shares of stock deliverable under each outstanding award of stock units will be accelerated and the shares delivered. However, if vesting or exercisability of an award or delivery of stock under an award is conditioned upon satisfaction of performance criteria that have not been satisfied at the time of a change in control, except as otherwise provided upon grant of the award, vesting, exercisability and delivery of stock will not be accelerated by the change in control unless the Committee exercises its authority to waive or modify the conditions of the award.
      Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in Cabot’s capital structure, the Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the 2006 Plan; the individual award maximums and maximum share limits described in the 2006 Plan; the number and exercise price of outstanding options and SARs; and the number and kind of shares subject to other awards granted under the 2006 Plan.
      Effective Date, Amendments and Termination. If approved by Cabot’s stockholders, the 2006 Plan will become effective as of the date of such approval and no awards will be made under the Plan after the tenth anniversary of the date on which the stockholders approved the Plan. The Committee may at any time amend the 2006 Plan or any outstanding award and may at any time terminate the Plan as to any future grants. However, except as expressly provided in the Plan, the Committee may not alter the terms of an award in a manner that will adversely affect an award previously granted without the consent of the participant holding the award (unless the Committee expressly reserved the right to do so at the time of the award). Any amendments to the Plan will be conditioned on stockholder approval to the extent required by law or applicable stock exchange requirements, as determined by the Committee.
      United States Income Tax Consequences. Under the Internal Revenue Code as presently in effect, the following are, in general, the material federal income tax consequences of awards under the 2006 Plan. The summary does not cover federal employment tax or other federal tax consequences that may be associated with the 2006 Plan, or state, local or non-U.S. taxes.
      Incentive Stock Options (“ISOs”). In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as a non-incentive stock option (“NSO”). ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
      Non-Incentive Stock Options (“NSOs”). In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.
      Restricted Stock and other Awards Subject to a Substantial Risk of Forfeiture. If shares subject to an award are nontransferable and subject to a substantial risk of forfeiture, the participant generally will not recognize income (and the Company will not become entitled to a tax deduction) until the shares become transferable or not subject to a substantial risk of forfeiture (whichever occurs first), and the amount of income (or deduction) will be equal to the excess of (i) the fair market value of the shares on the date income is recognized over (ii) the amount, if any, paid for the shares by the participant. However, under Section 83 of the Code, the participant may make a so-called “83(b)” election at the time of the award to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the participant.
      Awards That Are Settled in Cash or In Shares That Are Not Subject to a Substantial Risk of Forfeiture. With respect to other awards that are settled either in cash or in shares that are not subject to a substantial risk of forfeiture, the participant will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the shares by the participant. The Company generally will be entitled to a tax deduction in the same amount.

      Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the 2006 Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

Plan Benefits
      The number of awards that will be received by or allocated to Cabot’s executive officers and employees under the 2006 Plan is undeterminable at this time.
Proposal 4 — Approval of Cabot’s Non-Employee Directors’ Stock Compensation Plan
       Cabot believes that it is desirable for directors to have an equity interest in the Company and appropriate for a portion of non-employee director compensation to be paid in the form of equity. Historically, the standard compensation arrangements for Cabot’s non-employee directors have included an award of stock. Shares of stock are no longer issuable under the Cabot Corporation Non-Employee Directors’ Stock Compensation Plan approved by Cabot’s stockholders in 1992. Accordingly, on January 13, 2006, Cabot’s Board of Directors, acting on the recommendation of the Governance Committee, unanimously approved the Non-Employee Directors’ Stock Compensation Plan (the “Directors’ Plan”) and directed that it be submitted for consideration and action at the annual meeting of stockholders.
          Vote Required
      The Directors’ Plan will be approved upon the affirmative vote of a majority of the votes cast on the proposal, provided that the number of votes cast is more than 50 percent of the shares entitled to vote on the proposal.
          Recommendation
      The Board of Directors recommends that you vote “FOR” the approval of Cabot’s Non-Employee Directors’ Stock Compensation Plan.
          Summary of the Directors’ Plan
      The purpose of the Directors’ Plan is to advance the interests of Cabot and its stockholders by helping to attract and retain highly qualified, non-employee directors. The maximum number of shares of Cabot common stock that may be issued under the Directors’ Plan is 350,000. The Directors’ Plan will be administered by the Governance Committee of Cabot’s Board of Directors.
      The Directors’ Plan provides for Cabot to issue 2,500 shares of common stock to each non-employee director as a portion of his or her annual compensation beginning in calendar year 2006. Cabot currently has 11 non-employee directors. The Governance Committee has the authority, in its sole discretion, to increase or decrease the number of shares of common stock issuable under the Directors’ Plan in any given calendar year. In the event of any reorganization, capitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights or any other change in Cabot’s capital structure, the Governance Committee will make an appropriate adjustment to the maximum number of shares that may be issued under the Directors’ Plan as well as an appropriate adjustment to the number of shares of common stock subsequently granted and any other equitable adjustments necessary to outstanding awards.
      Pursuant to the terms of Cabot’s Corporate Governance Guidelines, each non-employee director is required to retain the shares he or she receives under the Directors’ Plan for a period of three years from the date of issuance or until such director’s earlier retirement. If the Directors’ Plan is adopted, the Board of Directors plans to adopt a stock deferral plan that will allow the non-employee directors to defer their receipt of shares issued under the Directors’ Plan. If a director elects to participate in the deferral plan, the minimum deferral period will end on the earlier of (i) three years from the date the shares would have otherwise been issued or (ii) such directors’ retirement.
      If approved by Cabot’s stockholders, the Directors’ Plan will become effective as of the date of such approval and no shares of common stock may be issued under the Plan after the tenth anniversary of the date on which the stockholders approved the Plan. The Governance Committee may at any time amend the Directors’ Plan or any outstanding award and may at any time terminate the Plan as to any future grants. However, except as expressly provided in the Directors’ Plan, the Committee may not alter the terms of an award in a manner that will adversely affect an award previously granted without the consent of the non-employee director holding the award (unless the Committee expressly reserved the right to do so at the time of the award). Any amendments to the Directors’ Plan will be conditioned on stockholder approval to the extent required by law or applicable stock exchange requirements as determined by the Governance Committee.
      The above summary of the material features of the Directors’ Plan is qualified in its entirety by reference to the terms of the Directors’ Plan, which is attached as Appendix C to this proxy statement.
          Plan Benefits
      The following table describes the benefits that are expected to be received by Cabot’s non-employee directors (11 people) as a group under the Directors’ Plan for fiscal year 2006:

Name and Position	Dollar Value($)	Number of Shares

Non-Executive Director Group	$984,500*	27,500

*	Based on the closing price of Cabot’s common stock on the NYSE on December 30, 2005 of $35.80.

Equity Compensation Plan Information
       The following table provides information as of September 30, 2005 regarding the number of shares of common stock that may be issued under Cabot’s equity compensation plans. All of our equity compensation plans have been approved by our stockholders.

Number of
	Securities to be		Number of Securities
	Issued upon	Weighted-Average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance under
	Outstanding	Outstanding	Equity Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Securities
	and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)(2)

Equity compensation plans approved by security holders(1)	866,000	$28.469	1,404,269
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)	Included in this category are the following equity plans that have been approved by Cabot’s stockholders: 1999 Equity Incentive Plan and 1996 Equity Incentive Plan.

(2)	As of December 11, 2005, no shares may be issued under the 1996 Equity Incentive Plan and the only equity compensation plan under which shares are available for future issuances is the 1999 Equity Incentive Plan. Accordingly, the 138,669 shares that remained available for issuance under the 1996 Equity Incentive Plan will not be used. The number in this column of the table represents the securities remaining available for future issuance under the 1999 Equity Incentive Plan. If the 2006 Long-Term Incentive Plan is approved by Cabot’s stockholders, the shares remaining available for issuance under the 1999 Equity Incentive Plan will not be used.

Summary of Awards Granted but Unexercised (Overhang)
      Most of the equity issued by Cabot under its equity incentive plans is purchase restricted stock. Under the terms of such restricted stock, the participant has purchased the stock for a purchase price equal to 30% of the market value of the restricted stock on the date of grant. The table below quantifies the number of outstanding purchase restricted stock and options and the number of outstanding shares of restricted stock issued without consideration:

Outstanding Stock	Weighted Average		Total Number of
Options and	Exercise Price for		Shares of Restricted
Purchase	Options and Purchase	Weighted Average	Stock Issued without
Restricted Stock	Restricted Stock	Term to	Consideration
(# Shares)	Purchase Price	Exercise/Vest	(# of Shares)

3,897,450	$15.988	1.83 Years	60,267
Section 16(a) Beneficial Ownership Reporting Compliance
       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange, and to furnish us with copies of the forms they file.
      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations of our directors and officers, during the year ended September 30, 2005 all Section 16(a) reports applicable to our officers and directors were filed on a timely basis, except for Form 4s that were filed late by John A. Shaw, Cabot’s former Executive Vice President and Chief Financial Officer, reporting the acquisition of an aggregate of 28 shares of Cabot common stock by a managed investment account in which Mr. Shaw participates. Mr. Shaw does not exercise investment control over the investment account, except in limited circumstances, and did not direct the acquisition of the 28 shares of Cabot stock. A Form 4 reporting the acquisition of these shares was filed on August 12, 2005.

Future Stockholder Proposals
       Any stockholder proposal intended for inclusion in the proxy statement for the 2007 Annual Meeting of Stockholders must be received by Cabot at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, by September 30, 2006 and should be sent to the attention of the Corporate Secretary. If a stockholder of the Company intends to present a proposal at the 2007 Annual Meeting of Stockholders without including it in Cabot’s proxy statement, such stockholder must comply with the advance notice provisions of Cabot’s By-Laws. Those provisions require that Cabot receive the proposal at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, attention Corporate Secretary, not earlier than December 10, 2006 and not later than January 9, 2007.
Annual Report on Form 10-K
       We are providing without charge, to each person from whom a proxy is solicited, a copy of our Annual Report on Form 10-K, including the financial statements and schedules, for fiscal year 2005. To request an additional copy of the Form 10-K, please write to Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, MA 02210-2019.
Solicitation of Proxies
       The cost of soliciting proxies in the enclosed form will be borne by Cabot. In addition to solicitation by mail, officers and other employees of Cabot may solicit proxies personally, by telephone and by facsimile. Cabot may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist Cabot in the solicitation of proxies at a fee estimated not to exceed $15,000.
By order of the Board of Directors,
Jane A. Bell
Secretary
Boston, Massachusetts
January 27, 2006

Appendix A
DIRECTOR INDEPENDENCE GUIDELINES
Excerpted from the Cabot Corporation Corporate Governance Guidelines
(adopted by the Board of Directors on January 9, 2004, as amended through January 13, 2006)
          Director Independence
      At least a majority of the members of our board of directors shall be independent. For a director to be deemed “independent,” the board shall affirmatively determine that the director has no material relationship with the Company or any of its consolidated subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).1 The board has established guidelines to assist it in determining director independence. Under the board’s guidelines, a director will not be independent if:

(1) The director is, or has been within the last three years, an employee of the Company; or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

(2) The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO does not need to be considered as a factor by the board in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company does not need to be considered as a factor by the board in determining independence under this test.

(3) (a) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (b) the director is a current employee of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(4) The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(5) The director is a current employee, principal or partner (or an immediate family member is a current executive officer, principal or partner) of a company or other organization that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

(6) The director is an executive officer or employee, or an immediate family member is a current executive officer, of a company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is greater than 1% of the other company’s total consolidated assets.

[1]	Unless the context indicates otherwise, all references in these Guidelines to the Company include its consolidated subsidiaries.

A-1

      In addition, in making independence determinations, the board will consider contributions or pledges made by the Company or its foundation to tax-exempt organizations of which a director is an officer, director or trustee. Where such contributions or pledges were $25,000 or less in the most recently completed fiscal year, the relationship between the director and the Company will not be considered material. For contributions or pledges greater than $25,000, the board will evaluate the particular facts and circumstances to determine whether the relationship is material.
      An immediate family member shall include the director’s spouse, parents, children, siblings, in-laws and anyone (other than employees) who shares such director’s home.
      The Governance and Nominating Committee is responsible for assessing director independence annually and making recommendations to the board. For any type of relationship not addressed by the guidelines above, the Governance and Nominating Committee will evaluate the relevant facts and circumstances of the relationship and make a recommendation to the board of directors about whether the relationship constitutes a material relationship with the Company.

A-2

Appendix B
CABOT CORPORATION
2006 LONG-TERM INCENTIVE PLAN

1.	DEFINED TERMS
      Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE
      The Plan has been established to advance the interests of the Company and its stockholders by providing for the grant to Participants of Stock-based and other incentive Awards to (i) enhance the Company’s ability to attract and retain employees, consultants, advisors and others who are in a position to make significant contributions to the success of the Company and its subsidiaries and (ii) encourage Participants to take into account the long-term interests of the Company and its stockholders through ownership of shares of Stock.

3.	ADMINISTRATION
      The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN
      (a)     Number of Shares. The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan will be 4,500,000 shares of Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or results in any Common Stock not being issued, or if any shares of Common Stock subject to an Award are repurchased by the Company pursuant to the provisions of Section 7(a)(2) of this Plan, the shares of Common Stock covered by such Award that are repurchased or not paid out shall again be available for the grant of Awards under the Plan. With respect to the issuance of SARs that may be settled in stock, the number of shares available for Awards under the Plan will be reduced by the total number of SARs granted. SARs that may be settled in cash only will not reduce the number of shares available for award under the Plan. However, in no event shall the Company issue any Award under the Plan if after giving effect to such Award the aggregate of all outstanding awards under the Plan and under the Company’s 1996 Equity Incentive Plan and the 1999 Equity Incentive Plan (i.e., unvested restricted stock, unexercised options, and other awards that remain subject to the restrictions of the relevant plan) would exceed 9.9% of (i) the total number of shares of Stock outstanding (adjusted to include such unvested restricted stock, unexercised options, and other awards that remain subject to the restrictions of the relevant plan) at the time of such Award, or (ii) the total number of shares of Stock outstanding (as so adjusted) at any time since the Plan was first approved by the stockholders of the Company, whichever is greater. The limit set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition will not reduce the number of shares available for Awards under the Plan.

      (b)     Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.
      (c)     Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year and the maximum number of shares of Stock subject to SARs granted to any person in any fiscal year will each be 500,000. The maximum number of shares subject to other Awards granted to any person in any fiscal year will be 500,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $10 million. If an Award is subject to a performance period greater than one fiscal year, the maximum numbers set forth above will equal the maximum times the number of years in the performance period. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5.	ELIGIBILITY AND PARTICIPATION
      The Administrator will select Participants from among those key Employees, consultants and advisors to the Company or its Affiliates and others who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS
      (a)     All Awards
           (1)     Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
           (2)     Term of Plan. No Awards may be made after March 8, 2016, but previously granted Awards may continue beyond that date in accordance with their terms.
           (3)     Transferability. Neither ISOs nor other Awards may be transferred other than by will or by the laws of descent and distribution (other than transfers to the Company pursuant to Section 7(a)(2)(B)), and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.
           (4)     Vesting, Etc. Subject to the provisions set forth herein, the Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.
           (5)     Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender shares of Stock in satisfaction of tax withholding requirements.
           (6)     Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.
           (7)     Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

           (8)     Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for the performance-based compensation exception under Section 162(m). With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2011 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.
           (9)     Section 409A of the Code. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.

(b)	Stock Options and SARs
           (1)     Duration of Options and SARs. The latest date on which an Option or a SAR may be exercised will be the tenth anniversary of the date the Option or SAR was granted, or such earlier date as may have been specified by the Administrator at the time the Option or SAR was granted.
           (2)     Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.
           (3)     Exercise Price. The exercise price (or in the case of a SAR, the base price above which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced without stockholder approval, nor may an outstanding Stock Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Stock Option with a lower exercise price.
           (4)     Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c)	Restricted Stock and Other Awards Not Requiring Exercise
           (1)     Consideration in General. In general, Awards that do not require exercise may be made in exchange for such lawful consideration, including services, as the Administrator determines. Any purchase price payable by a Participant to the Company for Stock under an Award not requiring exercise shall be paid in cash or check acceptable to the Administrator, through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the purchase price, if and to the extent permitted by the Administrator, by delivery to the Company of a promissory note of the Participant, payable on such terms as are specified by the Administrator, or by any combination of the foregoing permissible forms of payment.
           (2)     Limitations. No more than 250,000 shares of Restricted Stock and other Awards not requiring exercise may be granted under the Plan for a purchase price to the Participant of less than 30% of the fair market value of the Stock at the time of grant.
           (3) Vesting. The restrictions on each Award will lapse at such time or times, and on such conditions, as the Administrator may specify. However, not more than 5% of the Shares of Stock that may be awarded under the Plan shall be awarded with a vesting period less than three years from the date of grant, or with no vesting period, or with a vesting schedule that is faster than ratably over a three year period. The foregoing limitation shall not apply to Performance Awards, which will have a minimum vesting period of one year.

7.	EVENTS AFFECTING OUTSTANDING AWARDS
      (a)     Termination of Employment. In general, the treatment of an Award upon termination of a Participant’s Employment will be determined by the Administrator at the time of grant and specified in the document or documents by which the Award is granted, subject to the authority of the Administrator under Section 3 of the Plan to modify or waive terms and conditions of the Award. Except as otherwise so determined by the Administrator or otherwise explicitly provided herein, the following will apply in the event of termination of a Participant’s Employment:
           (1)     Disability or Death. If the termination of Employment is by reason of disability (as determined by the Administrator) or death:

(A) Except as provided in subparagraph 7(a)(1)(C) below, Stock Options and SARs held by the Participant or any permitted transferees of the Participant will immediately become exercisable in full and will remain exercisable until the earlier of (x) the third anniversary of the date on which the Participant’s Employment ceased as a result of disability or the third anniversary of the date on which the Participant’s Employment ceased as a result of death, and (y) the date on which the Award would have terminated had the Participant remained an Employee.

(B) Except as provided in subparagraph 7(a)(1)(C) below, the Participant’s unvested Restricted Stock and Restricted Stock Units will immediately vest and become free of restrictions.

(C) If vesting or exercisability of an Award is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time the Participant’s Employment terminates, the Award will terminate unless the Administrator exercises its authority under Section 3 to waive or modify the conditions of the Award.
           (2)     Other Termination of Employment. If termination of Employment is for any reason other than disability (as determined by the Administrator) or death of the Participant:

(A) Stock Options and SARs held by the Participant or the Participant’s permitted transferees that were not exercisable immediately prior to cessation of Employment will terminate immediately. Each such Stock Option and SAR that were so exercisable will remain exercisable until the earlier of (x) the date which is three months after the date on which the Participant’s Employment ceased and (y) the date on which the Award would have terminated had the Participant remained an Employee.

(B) The Company will have the right to reacquire the Participant’s unvested Restricted Stock at the lower of the Participant’s original purchase price, if any, for such Stock, and the fair market value of the Stock on the date of termination. If there was no purchase price, then the Restricted Stock will be forfeited. Restricted Stock Units will be forfeited.

      (b) Change in Control. In the event of a Change in Control:
           (1)     Acceleration of Awards. Except as otherwise provided below: (i) Stock Options and SARs held by the Participant or the Participant’s permitted transferees will immediately become exercisable in full, (ii) the Participant’s unvested Restricted Stock will immediately vest and become free of restrictions, and (iii) the delivery of shares of Stock deliverable under each outstanding Award of Stock Units will be accelerated, and such shares will be delivered.
           (2)     Performance Criteria. If vesting or exercisability of an Award, or delivery of Stock under an Award, is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time of the Change in Control, except as otherwise provided upon grant of the Award, vesting, exercisability and delivery of Stock will not be accelerated by the Change in Control unless the Administrator exercises its authority under Section 3 to waive or modify the conditions of the Award. Any share of Stock delivered as a result of such a waiver or modification may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect the Performance Criteria to which the Award was subject. In the case of Restricted Stock the vesting of which is conditioned upon satisfaction of Performance Criteria, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Change in Control be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
           (3)     Cash-Out of Awards. If the Change in Control is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (i) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (ii) the aggregate exercise price, if any, under the Award (or in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.
           (4)     Compliance with Section 409A of the Code. In the case of an Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a Change in Control shall be made only if the Change in Control is one described in subsection (a)(2)(A)(v) of Section 409A and the guidance thereunder and shall be paid consistent with the requirements of Section 409A. If any deferred compensation that would otherwise be payable by reason of a Change in Control cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A, as determined by the Administrator.
      (c)     Termination of Awards. Unless otherwise provided by the Administrator, each Award other than Restricted Stock (which, unless subject to Performance Criteria which have not been satisfied, will be treated in the same manner as other shares of Stock) will terminate upon consummation of a Covered Transaction, provided that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Stock Option or SAR, other than an Award that is cashed out, will be so terminated prior to the Participant’s having been given adequate opportunity, as determined by the Administrator, to exercise Awards that are exercisable or become exercisable as a result of the Change in Control.

      (d)     Change in and Distributions With Respect to Stock
           (1)     Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan, to the maximum share limits described in Section 4(c), and to the maximum share limits described in Section 6(c)(2) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.
           (2)     Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(d)(1) above to take into account distributions to stockholders other than those provided for in Section 7(d)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code, for the performance-based compensation rules of Section 162(m), where applicable, and for the deferred compensation rules of Section 409A of the Code.
           (3)     Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK
      The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION
      The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS
      The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.	WAIVER OF JURY TRIAL
      By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waiver.

EXHIBIT A
Definition of Terms
       The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:
      “Administrator”: The Compensation Committee, provided that the Committee shall consist of two or more directors, all of whom are both “outside directors” within the meaning of Section 162(m) and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934; and provided further, that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.
      “Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.
      “Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards, including cash Performance Awards.
      “Board”: The Board of Directors of the Company.
      “Cash Award”: An Award denominated in cash.
      “Change in Control”: An event or events, in which:

(A) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(B) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the

Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (A) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation;

(C) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (A), (B) or (D) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

      “Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.
      “Compensation Committee”: The Compensation Committee of the Board.
      “Company”: Cabot Corporation.
      “Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.
      “Employee”: Any person who is employed by the Company or an Affiliate.
      “Employment”: A Participant’s employment or other service relationship with the Company or its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates or the Administrator expressly determines otherwise.
      “ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.
      “Participant”: A person who is granted an Award under the Plan.
      “Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

      “Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return or stockholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.
      “Plan”: The Cabot Corporation 2006 Long-Term Incentive Plan as from time to time amended and in effect.
      “Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
      “Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.
      “Section 162(m)”: Section 162(m) of the Code.
      “SAR”: A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value or cash) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.
      “Stock”: Common Stock of the Company, par value $1.00 per share.
      “Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.
      “Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.
      “Unrestricted Stock”: Stock that is not subject to any restrictions under the terms of the Award.

Appendix C
CABOT CORPORATION
NON-EMPLOYEE DIRECTORS’ STOCK COMPENSATION PLAN
1.     Purpose.
      The purpose of the Cabot Corporation Non-Employee Directors’ Stock Compensation Plan (the “Plan”) is to advance the interests of Cabot Corporation and its stockholders by helping to attract and retain highly qualified, non-employee directors. The Plan shall be interpreted and implemented in a manner so that eligible Non-Employee Directors will not fail, by reason of the Plan or its implementation, to be “non-employee directors” within the meaning of Rule 16(b)3 of the Securities Exchange Act of 1934, as such Rule and such Act may be amended.
2.     Definitions.
      Unless the context clearly indicates otherwise, the following terms when used in the Plan shall have the meanings set forth in this section:
      a.     “Administrator” shall mean the Governance and Nominating Committee of the Board of Directors.
      b.     “Board of Directors” shall mean the Board of Directors of the Company.
      c.     “Company” shall mean Cabot Corporation, a Delaware corporation, or its successor.
      d.     “Non-employee Directors” shall mean any member of the Board of Directors who is not also an employee of the Company or any of its affiliates.
      e.     “Common Stock” shall mean the shares of common stock of the Company, $1 par value per share.
3.     Number and Type of Shares of Common Stock Subject to the Plan.
      The maximum number of shares of Common Stock that may be issued under the Plan is 350,000. Common Stock delivered by the Company under the Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company. No fractional shares of Common Stock will be delivered under the Plan.
4.     Eligibility.
      Only Non-employee Directors shall be eligible to receive shares of Common Stock under the Plan.
5.     Awards of Common Stock.
      a.     Commencing in calendar year 2006, the Company shall issue 2,500 shares of Common Stock to each Non-employee Director as a portion of his or her annual compensation for services performed in any calendar year as a Non-employee Director, provided that the Administrator has the authority, in its sole discretion, to increase or decrease the number of shares of Common Stock issuable to each Non-employee Director in any given calendar year thereafter. Shares of Common Stock issuable for calendar year 2006 shall be issued on September 30, 2006. For calendar years thereafter, the Company shall issue the shares of Common Stock on the date of the January meeting of the Board of Directors (or if no such meeting is held, on or about January 15th). In the event the Director is first elected after the commencement of the calendar year, the shares issuable to him or her shall be prorated. By accepting an award granted hereunder, the Non-Employee Director agrees to the terms of the award and the Plan. Non-employee Directors may be given the election to defer receipt of the shares of Common Stock issued under the Plan pursuant to the Cabot Corporation Non-employee Directors’ Stock Deferral Plan as such deferral plan may exist from time to time.
      b.     From time to time, the Administrator may require the Non-employee Directors to retain shares of Common Stock issued to them under the Plan for a specified minimum number of years from the date of issuance. The Administrator shall have the authority to eliminate or change any mandatory holding period requirement before such period has terminated as it may deem appropriate in the event of a change of control of the Company or similar circumstances.

C-1

6.     Adjustments.
      In the event of any reorganization, capitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights or any other change in the capital structure of the Company, the Administrator will make an appropriate adjustment to the maximum number of shares of Common Stock specified in Section 3 that may be delivered under the Plan, and will also make an appropriate adjustment to the number of shares of Common Stock subsequently granted and any other equitable adjustments necessary to outstanding awards.
7.     General Provisions.
      a.     No Non-employee Director and no beneficiary or other person claiming under or through such Non-employee Director shall have any right, title or interest by reason of this Plan or any share of Common Stock to any particular assets of the Company. The Company shall not be required to establish any fund or make any other segregation of assets to assure the award of Common Stock hereunder.
      b.     No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance or charge except by will or the law of descent and distribution.
      c.     Notwithstanding any other provision of the Plan or agreements made pursuant hereto, the Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan until (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Common Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the award have been satisfied or waived.
      d.     The issuance of shares to Non-employee Directors or to their legal representatives shall be subject to any applicable taxes or other laws or regulations of the United States of America or any state or commonwealth having jurisdiction thereover.
8.     Administration.
      The Plan is administered by the Administrator. The Administrator shall have the authority to establish, amend and revoke from time to time rules and regulations relating to the Plan. The Administrator has the complete authority to construe the terms of the Plan and make all other determinations and take all other actions assigned to the Administrator under the Plan. The Administrator has the authority to interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Determinations of the Administrator are conclusive and binding on all parties. No member of the Administrator shall be personally liable for any action or determination under the Plan to the extent permitted by law.
9.     Effective Date; Termination and Amendment.
      a.     The Plan shall become effective on the date of its adoption by the stockholders of the Company.
      b.     No shares of Common Stock may be issued under the Plan after March 8, 2016, but previously granted awards of common stock may continue beyond that date in accordance with their terms.
      c.     The Administrator may at any time or times amend the Plan or any outstanding award of Common Stock for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to future grants of Common Stock; provided, that except as otherwise expressly provided in the Plan, the Administrator may not, without the consent of the Non-employee Director, alter the terms of an award of Common Stock so as to affect adversely such Non-employee Director’s rights under the award, unless the Administrator expressly reserved the right to do so at the time of the award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Internal Revenue Code of 1986, as amended, and applicable stock exchange requirements), as determined by the Administrator.

C-2

SKU # 0928-PS-06

January 27, 2006
Dear Plan Participant:
      The Annual Meeting of Stockholders of Cabot Corporation will be held on March 9, 2006. The record date for determining stockholders entitled to vote at the meeting was January 17, 2006. Through your participation in the Cabot Corporation Retirement Savings Plan (“RSP”), the Cabot Corporation Long-Term Incentive Program, the Cabot UK Holdings Limited Inland Revenue Approved Employee Share Ownership Plan (“AESOP”), the Cabot Canada Ltd. Employees’ Stock Purchase Plan (the “ESPP”), the Cabot Employee Stock Purchase Plan and/or the Cabot Oil & Gas Corporation Savings Investment Plan (“SIP”), you are the beneficial owner of Cabot Common Stock and/or Cabot Convertible Preferred Stock and have the right to instruct the Trustee of the Plan or Plans in which you participate how to vote your shares. You will be able to vote shares allocated to your accounts by following the instructions on the enclosed proxy card.
      I encourage you to exercise your right to vote these shares by completing the enclosed proxy card instructing the Trustees as to your wishes. In addition to electing four directors and ratifying the appointment of PricewaterhouseCoopers LLP as Cabot’s independent registered public accounting firm for fiscal year 2006, Cabot’s stockholders are being asked to approve Cabot’s 2006 Long-Term Incentive Plan and Non-Employee Directors’ Stock Compensation Plan. Both of these proposed equity incentive plans and the rationale for adopting them are described in the attached proxy statement.
      Your vote is important for two reasons. When you vote your shares, you participate directly in the affairs of the Company equally with all other stockholders. In addition, if you hold shares in the RSP, your vote tells the Trustees of the RSP how to vote (i) those shares for which no instructions are received from other RSP participants and (ii) those shares that have not yet been allocated to participants’ accounts. If you hold shares through the RSP or the ESPP and do not vote, the plan trustees will vote your shares (along with all other shares in the relevant plan for which votes are not cast, and with respect to the RSP, all unallocated shares) in the same proportion as those shares for which directions are received from other participants in the plans.
      The Trustees of each Plan will have the voting instructions of each participant in the Plans tabulated and will vote the shares of the participants by submitting a final proxy card representing each Plan’s shares for inclusion in the tally at the Annual Meeting. Your individual vote will not be disclosed to anyone in the Company.
      To vote your shares, please read the Notice of Meeting and Proxy Statement carefully, mark and sign the enclosed proxy card, and return it to the Company’s transfer agent, Computershare, before March 6, 2006 in the enclosed postage-paid envelope. If you prefer, you may vote your shares via telephone or the Internet, as explained on the proxy card, until midnight on March 6, 2006.

Sincerely,

Kennett F. Burnes
Chairman of the Board, President and Chief Executive Officer
0928-EBP-06

DETACH HERE	ZCAB32
PROXY

CABOT CORPORATION
Annual Meeting of Stockholders — March 9, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brian A. Berube, Jane A. Bell and Michaela Allbee, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustees of the employee benefit plans to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plans, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 9, 2006 at 4:00 p.m., EST, in the Amphitheater of the World Trade Center, 200 Seaport Boulevard, Boston, Massachusetts, and at any adjournment or postponement thereof.
WHEN THIS PROXY IS PROPERLY EXECUTED THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4 AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES AND TRUSTEES,
AS APPLICABLE, TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CABOT CORPORATION
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to
http://www.eproxyvote.com/cbt
OR

Vote-by-Telephone

Call toll-free
1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.
ZCAB31

☒	Please mark votes as in this example.
This proxy/voting instruction card will be voted “FOR” Items 1, 2, 3 and 4 if no choice is specified.

1.	Election of Directors.

To elect four directors to the class of Directors whose terms expire in 2009.

(01) Dirk L. Blevi, (02) John F. O’Brien, (03) Lydia W. Thomas, (04) Mark S. Wrighton

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above

		FOR	AGAINST	ABSTAIN

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Cabot’s independent registered public accounting firm for the fiscal year ending September 30, 2006.	☐	☐	☐

3.	To approve Cabot’s 2006 Long-Term Incentive Plan.	☐	☐	☐

4.	To approve Cabot’s Non-Employee Directors’ Stock Compensation Plan.	☐	☐	☐

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign in its name by the president or other authorized officers. All co-owners must sign.

Signature:	Date:	Signature:	Date: